TALONGOLD
Alaska Inc. A SUBSIDIARY OF ITH

May 29, 2007

Hidefield Gold plc and Mines Trust Ltd.
6576 Sills Road
Clinton, Washington 98236 USA
Phone (360) 321-4423
Fax (360) 321-4429

Attention: John Prochnau
CEO, Hidefield Gold plc

Charles C. Hawley
President, Mines Trust Ltd.

Re: Binding Letter of Intent: South Estelle Property, Alaska

Dear Mr. Prochnau and Mr. Hawley,

This letter is being provided to you in accordance with our recent discussions in order to document the agreement between TalonGold Alaska Inc. ("TalonGold") and Hidefield Gold plc. and Mines Trust Ltd. ("HIF/MT"), acting as a single entity, which hold rights to the "South Estelle" exploration project located in McGrath Mining District, Alaska and more particularly set forth and described in Exhibit A (together with all data in respect thereof, the "Property"), whereby TalonGold and HIF/MT, through their US affiliates, will enter into a joint venture with respect to the Property. The intent of this letter is to confirm the terms and conditions of the joint venture as agreed among us.

We confirm our agreement as follows:

1. Title to Property. TalonGold understands that HIF/MT, or their wholly owned US subsidiaries, hold interest in the Property through 168 State of Alaska Mining claims currently owned 100%, by HIF/MT, all of which are in good standing and free and clear of any liens, charges, royalties or encumbrances with exception of Exhibit C Underlying Agreement between Piper Capital Inc. and Mines Trust Ltd. dated December 6, 2004 and all Schedules pertaining to that Agreement. As such it is understood that HIF acquired the interest of Piper Capital Inc. in the Agreement. The terms of the Mines Trust Ltd. Agreement include a 2.5% NSR if MT exercises a conversion right at 25% or HIF exercises its option to acquire its 40% participating interest. HIF's earn-in to 40% interest requires payment of $700,000 USD, half in shares, by June 2008. A work requirement of $750,000 USD is already satisfied. The HIF/MT Royalty Option contained in this Binding Letter of Intent will be payable solely to HIF if HIF acquires MT JV interest, or this will be split 60:40 (or 75-25) if not acquired.

TalonGold also confirms HIF/MT's advice that all previous operations on the Property by or on behalf of HIF/MT have been in compliance with all applicable laws (including

environmental laws) and that all necessary permits with respect to any such operations have been obtained as required and the requirements thereof adhered to.

HIF/MT may elect to participate at Earn-In level per TalonGold election with a standard dilution provision in the event of failure to meet obligations, or HIF/MT can convert to a 1.5% net smelter royalty as more fully described in Exhibit B to this LOI.

HIF, for its part, represents that, pursuant to the provisions of that certain agreement by and between Piper Capital Inc. ("Piper") and Hidefield Gold (Alaska) Inc., dated December 6, 2004, Hidefield has exercised the option provided for therein and is authorized to enter into this agreement. Hidefield further represents that by the signature of its authorized representative on this agreement, it guarantees all obligations by and between itself and Piper; that this agreement does not violate any provision of that agreement; and that it has all authority necessary to enter into this agreement for the purposes herein stated. Hidefield further represents that it has made no other agreements with regard to the Property that would affect its rights to enter into this agreement, except as specifically recited herein.

MT, for its part, represents that by the signature of its authorized representative on this agreement, it guarantees all obligations by and between itself and Piper, that this agreement does not violate any provision of that agreement and that it has all authority necessary to enter into this agreement for the purposes herein stated. MT further represents that it has made no other agreements with regard to the Property that would affect its rights to enter into this agreement, except as specifically recited herein.

2. Joint Venture and Initial Contributions. HIF/MT and TalonGold will form a joint venture (the "JV") to explore and, if warranted, develop and exploit the Property, in which TalonGold will have an initial eighty (80%) percent interest and HIF/MT will have an initial twenty (20%) percent interest. As its initial contribution to the JV, HIF/MT will contribute all of its right, title and interest in and to the Property. As its initial contribution to the JV, TalonGold will:

(a) as its Primary Initial Contribution, on or before 31 December 2009, contribute an aggregate of USD two million (2,000,000) in Expenditures in accordance with Paragraph 4. Upon Expenditure of USD two million (2,000,000) TalonGold will have earned a fifty-one (51%) percent interest in the Property. After making the initial payment defined in Section 3 and fulfilling the 2007 Minimum Work Commitment defined in Section 4, TalonGold may, at any time prior to having made its Primary Initial Contribution, withdraw from the JV upon 30 days' notice at its option (whereupon it will have no further interest in the Property or the JV). Provided, however, if such election to withdraw is made after June 1 of any calendar year TalonGold will be required to have carried out or to carry out sufficient work on the Property to satisfy minimum annual expenditures required to keep the claims comprising the Property in good standing through the following year; and

(b) as its Secondary Initial Contribution, on or before 31 December 2011 contribute an aggregate of USD five million (5,000,000) in Expenditures in accordance with Paragraph 4. Upon expenditure of USD five million (5,000,000) TalonGold will have earned a seventy (70%) percent interest in the Property. TalonGold may, at any time after having made its Primary Initial Contribution, but prior to having

completed its Secondary Initial Contribution, elect, in its sole discretion, to cease making its Secondary Initial Contribution, thereupon its interest in the JV will be reduced to fifty one (51%) percent, and the interest of HIF/MT will correspondingly increase to forty nine (49%) percent.

(c) as its Third Initial Contribution prepare and deliver to the JV a positive, bankable feasibility study with respect to placing the Property, or a portion thereof, into commercial production, and provide all Expenditures in connection therewith. With the delivery of the feasibility study TalonGold Alaska Inc. will have earned eighty (80%) percent ownership in the Property. TalonGold may, at any time after having made its Secondary Initial Contribution, but prior to having completed its Third Initial Contribution, elect, in its sole discretion, to cease making its Third Initial Contribution, and thereupon its interest in the JV will be established at seventy (70%) percent and the interest of HIF/MT in the JV will be correspondingly thirty (30%) percent.

At each level of Earn-In TalonGold can elect to proceed and sole fund to next Earn-In level, or cause formation of the Joint Venture at any of three Earn-In levels.

HIF/MT may elect to participate at Earn-In level per TalonGold election with a standard dilution provision in the event of failure to meet obligations, or HIF/MT can convert to a 1.5% net smelter royalty as more fully described in Exhibit B to this LOI.

3. Payments. Provided the JV is in effect, and TalonGold has not given notice of its withdrawal therefrom, TalonGold will make the following payments to HIF/MT;

Date	Payment
On or before ten (10) days following date of TSXV acceptance of this LOI ("Acceptance Date")	USD 42,000[1]
On or before January 1, 2008	USD 50,000

(1). Inclusive of 2007 claim rentals.

4. TalonGold Initial Contribution Expenditures. Subject to its option to withdraw from the JV at any time as provided in Paragraph 2, the Primary Initial Contribution by TalonGold will be incurred as follows:

Date	Cumulative Expenditures
On or before 31 December, 2007	USD 75,000[2]
On or before 31 December, 2009	USD 2,000,000
On or before 31 December, 2011	USD 5,000,000

(2). This amount of Expenditure is a firm commitment of TalonGold and is not optional.

For the purposes hereof, the term "Expenditures" means all costs, expenses, obligations and liabilities of whatever kind or nature spent or incurred, directly or indirectly, by the manager of the JV ("Manager") in connection with the maintenance, exploration and development of the Property, in carrying out any activities directed towards ascertaining the existence, location, quality, quantity or commercial value of deposits of minerals in, upon or under the Property, in preparing feasibility studies, in preparing for the extraction, processing, treatment, sale and marketing of any minerals and including a fee in lieu of any charges for overhead, head office or management supervisory services equal to five (5%) percent of all such Expenditures.

5. Manager. TalonGold will manage the Project so long as it is sole-funding Project Expenditures or holds a majority Project interest.

6. Reports. While TalonGold Alaska Inc. is making its initial contribution, the Manager will provide the JV Participants with:

   (a) annual reports on all Programs, and the results thereof, carried out during each calendar year, such annual reports to be provided on or before December 31 of the calendar year to which such annual report relates; and

   (b) timely current reports, including all necessary details and background and supporting documentation, as may be required in order to permit each of TalonGold and HIF/MT to meet its continuous disclosure obligations under applicable securities laws and stock exchange rules, provided that such reports will, in any event, be provided not less frequently than on a calendar quarterly basis.

7. Default Period. If TalonGold is in default of any requirement hereof or of the formal agreement referred to in paragraph 9, HIF/MT may give notice to TalonGold of such default, and if TalonGold within a period of 30 days (unless such default is of a nature that cannot reasonably be cured within 30 days, in which case TalonGold will have such period as is reasonably necessary to permit such default to be cured, provided that it proceeds diligently to cure such default), then HIF/MT may, by notice, terminate the JV.

8. Formal Joint Venture Agreement. HIF/MT and TalonGold will use their commercially reasonable best efforts to settle and execute a formal Joint Venture agreement, subject to due diligence, substantially in the form of the RMMLF Model Form 5A precedent agreement, within a period of one hundred and twenty (120) days following the execution of this letter agreement, such formal Joint Venture agreement is to reflect the terms and conditions of this letter together with such additional terms and conditions as are typical of U.S. mining Joint Ventures including the following:

   (a) At any time after TalonGold has completed making its Primary Initial Contribution, HIF/MT may elect to convert their collective interest in the JV to 1.5% NSR;

   (b) if the collective interest of HIF/MT is diluted to less than ten (10%) percent, such interest will automatically be converted to a 1.5% NSR to avoid question of HIF buys MT interest.

(c) If there are disputes with respect to the form of joint venture agreement, the matter will be referred to arbitration in accordance with the Rules of the American Arbitration Association.

9. Regulatory Acceptance. The obligations of TalonGold hereunder are subject to the acceptance for filing of this letter of intent by the TSX Venture Exchange ("TSXV") on behalf of TalonGold, and TalonGold agrees to submit this letter of intent to the TSXV forthwith following the acceptance hereof by HIF/MT and request such acceptance.

[Rest of the page intentionally left blank.]

If the foregoing correctly sets forth the agreement reached among us with respect to the Property, kindly acknowledge this by signing and returning to us two executed copies of this letter on or before the close of business in Highlands Ranch, Colorado on the 5th business day following the date hereof, whereupon a binding legal agreement will be in effect between us and we will instruct our counsel to prepare the necessary formal Joint Venture agreement.

Sincerely,

Jeffrey A. Pontius
President and CEO, International Tower Hill Mines Ltd. and Subsidiaries

Agreed to and accepted this 15th day of June, 2007.

HIDEFIELD GOLD PLC

Per: ____________________
John Prochnau
CEO, Hidefield Gold plc

Agreed to and accepted this 21st day of June, 2007.

MINES TRUST LTD.

Per: ____________________
Charles C. Hawley
President, Mines Trust Ltd

EXHIBIT A

SUBJECT PROPERTY

State Mining Claims held by Hidefield Gold (Alaska) Inc. in Townships; T22N – R20W, T21N – R20W and T20N – R20W, Seward Meridian as displayed on the map below.


S022N020W
S022N021W
S022N019W
S021N021W
S021N020W
S021N019W
S020N021W
S020N020W
S020N019
KILOMETERS

Figure 1 South Estelle Project land holdings consist of 168 State of Alaska mining claims covering 10,180 hectares in the McGrath Mining District, Alaska.

Table 1 Current State mining claim list held by HIE/MT

Claim Owner	Claim Name	ADL #	Date Acquired	Total Acres	Count
Hidefield Gold (Alaska) Inc.	TR1	649177	14-APR-05	160	1
Hidefield Gold (Alaska) Inc.	TR2	649178	14-APR-05	160	2
Hidefield Gold (Alaska) Inc.	TR3	649179	14-APR-05	160	3
Hidefield Gold (Alaska) Inc.	TR4	649180	14-APR-05	160	4
Hidefield Gold (Alaska) Inc.	TR5	649181	14-APR-05	160	5
Hidefield Gold (Alaska) Inc.	TR6	649182	14-APR-05	160	6
Hidefield Gold (Alaska) Inc.	TR7	649183	14-APR-05	160	7
Hidefield Gold (Alaska) Inc.	TR8	649184	14-APR-05	160	8
Hidefield Gold (Alaska) Inc.	TR9	649185	14-APR-05	160	9
Hidefield Gold (Alaska) Inc.	TR10	649186	14-APR-05	160	10
Hidefield Gold (Alaska) Inc.	TR11	649187	14-APR-05	160	11
Hidefield Gold (Alaska) Inc.	TR12	649188	14-APR-05	160	12
Hidefield Gold (Alaska) Inc.	TR13	649189	14-APR-05	160	13
Hidefield Gold (Alaska) Inc.	TR14	649190	14-APR-05	160	14
Hidefield Gold (Alaska) Inc.	TR15	649191	14-APR-05	160	15
Hidefield Gold (Alaska) Inc.	TR16	649192	14-APR-05	160	16
Hidefield Gold (Alaska) Inc.	TR17	649193	14-APR-05	160	17
Hidefield Gold (Alaska) Inc.	TR18	649194	14-APR-05	160	18
Hidefield Gold (Alaska) Inc.	TR19	649195	14-APR-05	160	19
Hidefield Gold (Alaska) Inc.	TR20	649196	14-APR-05	160	20
Hidefield Gold (Alaska) Inc.	TR21	649197	14-APR-05	160	21
Hidefield Gold (Alaska) Inc.	TR22	649198	14-APR-05	160	22
Hidefield Gold (Alaska) Inc.	TR23	649199	14-APR-05	160	23
Hidefield Gold (Alaska) Inc.	TR24	649200	14-APR-05	160	24
Hidefield Gold (Alaska) Inc.	TR25	649201	14-APR-05	160	25
Hidefield Gold (Alaska) Inc.	TR26	649202	14-APR-05	160	26
Hidefield Gold (Alaska) Inc.	TR27	649203	14-APR-05	160	27
Hidefield Gold (Alaska) Inc.	TR28	649204	14-APR-05	160	28
Hidefield Gold (Alaska) Inc.	TR29	649205	14-APR-05	160	29
Hidefield Gold (Alaska) Inc.	TR30	649206	14-APR-05	160	30
Hidefield Gold (Alaska) Inc.	TR31	649207	14-APR-05	160	31
Hidefield Gold (Alaska) Inc.	TR32	649208	14-APR-05	160	32
Hidefield Gold (Alaska) Inc.	TR33	649209	14-APR-05	160	33
Hidefield Gold (Alaska) Inc.	TR34	649210	14-APR-05	160	34
Hidefield Gold (Alaska) Inc.	TR35	649211	14-APR-05	160	35
Hidefield Gold (Alaska) Inc.	TR36	649212	14-APR-05	160	36
Piper Capitol Inc	TR 39	651121	26-OCT-05	40	37
Piper Capitol Inc	TR40	651122	26-OCT-05	40	38
Piper Capitol Inc	TR 41	651123	26-OCT-05	40	39
Piper Capitol Inc	TR 42	651124	26-OCT-05	40	40
Piper Capitol Inc	TR 43	651125	26-OCT-05	40	41
Piper Capitol Inc	TR 44	651126	26-OCT-05	40	42
Piper Capitol Inc	TR45	651127	26-OCT-05	40	43
Piper Capitol Inc	TR46	651128	26-OCT-05	160	44
Piper Capitol Inc	TR 47	651129	26-OCT-05	160	45
Hidefield Gold (Alaska) Inc.	TR48	652655	15-FEB-06	160	46
Hidefield Gold (Alaska) Inc.	TR49	652656	15-FEB-06	160	47
Hidefield Gold (Alaska) Inc.	TR50	652657	15-FEB-06	160	48
Hidefield Gold (Alaska) Inc.	TR51	652658	15-FEB-06	160	49
Hidefield Gold (Alaska) Inc.	TR52	652659	15-FEB-06	160	50
Hidefield Gold (Alaska) Inc.	STONEY1	652724	28-FEB-06	160	51
Hidefield Gold (Alaska) Inc.	STONEY2	652725	28-FEB-06	160	52
Hidefield Gold (Alaska) Inc.	STONEY3	652726	28-FEB-06	160	53
Hidefield Gold (Alaska) Inc.	STONEY4	652727	28-FEB-06	160	54
Hidefield Gold (Alaska) Inc.	STONEY5	652728	28-FEB-06	160	55
Hidefield Gold (Alaska) Inc.	STONEY6	652729	28-FEB-06	160	56

Claim Owner	Claim Name	ADL #	Date Acquired	Total Acres	Count
Hidefield Gold (Alaska) Inc.	STONEY7	652730	28-FEB-06	160	57
Hidefield Gold (Alaska) Inc.	STONEY8	652731	28-FEB-06	160	58
Hidefield Gold (Alaska) Inc.	STONEY9	652732	28-FEB-06	160	59
Hidefield Gold (Alaska) Inc.	STONEY10	652733	28-FEB-06	160	60
Hidefield Gold (Alaska) Inc.	STONEY11	652734	28-FEB-06	160	61
Hidefield Gold (Alaska) Inc.	STONEY12	652735	28-FEB-06	160	62
Hidefield Gold (Alaska) Inc.	STONEY13	652736	28-FEB-06	160	63
Hidefield Gold (Alaska) Inc.	STONEY14	652737	28-FEB-06	160	64
Hidefield Gold (Alaska) Inc.	STONEY15	652738	28-FEB-06	160	65
Hidefield Gold (Alaska) Inc.	STONEY16	652739	28-FEB-06	160	66
Hidefield Gold (Alaska) Inc.	STONEY17	652740	28-FEB-06	160	67
Hidefield Gold (Alaska) Inc.	STONEY18	652741	15-FEB-06	160	68
Hidefield Gold (Alaska) Inc.	STONEY19	652742	15-FEB-06	160	69
Hidefield Gold (Alaska) Inc.	STONEY20	652743	15-FEB-06	160	70
Hidefield Gold (Alaska) Inc.	STONEY21	652744	15-FEB-06	160	71
Hidefield Gold (Alaska) Inc.	STONEY22	652745	15-FEB-06	160	72
Hidefield Gold (Alaska) Inc.	STONEY23	652746	28-FEB-06	160	73
Hidefield Gold (Alaska) Inc.	STONEY24	652747	28-FEB-06	160	74
Hidefield Gold (Alaska) Inc.	STONEY25	652748	15-FEB-06	160	75
Hidefield Gold (Alaska) Inc.	STONEY26	652749	15-FEB-06	160	76
Hidefield Gold (Alaska) Inc.	STONEY27	652750	15-FEB-06	160	77
Hidefield Gold (Alaska) Inc.	STONEY28	652751	15-FEB-06	160	78
Hidefield Gold (Alaska) Inc.	STONEY29	652752	15-FEB-06	160	79
Hidefield Gold (Alaska) Inc.	STONEY30	652753	15-FEB-06	160	80
Hidefield Gold (Alaska) Inc.	STONEY31	652754	15-FEB-06	160	81
Hidefield Gold (Alaska) Inc.	STONEY32	652755	15-FEB-06	160	82
Hidefield Gold (Alaska) Inc.	STONEY33	652756	15-FEB-06	160	83
Hidefield Gold (Alaska) Inc.	STONEY34	652757	15-FEB-06	160	84
Hidefield Gold (Alaska) Inc.	STONEY35	652758	15-FEB-06	160	85
Hidefield Gold (Alaska) Inc.	STONEY36	652759	15-FEB-06	160	86
Hidefield Gold (Alaska) Inc.	STONEY37	652760	15-FEB-06	160	87
Hidefield Gold (Alaska) Inc.	STONEY38	652761	15-FEB-06	160	88
Hidefield Gold (Alaska) Inc.	STONEY39	652762	15-FEB-06	160	89
Hidefield Gold (Alaska) Inc.	STONEY40	652763	15-FEB-06	160	90
Hidefield Gold (Alaska) Inc.	STONEY41	652764	15-FEB-06	160	91
Hidefield Gold (Alaska) Inc.	STONEY42	652765	15-FEB-06	160	92
Hidefield Gold (Alaska) Inc.	STONEY43	652766	15-FEB-06	160	93
Hidefield Gold (Alaska) Inc.	STONEY44	652767	15-FEB-06	160	94
Hidefield Gold (Alaska) Inc.	STONEY45	652768	15-FEB-06	160	95
Hidefield Gold (Alaska) Inc.	STONEY46	652769	15-FEB-06	160	96
Hidefield Gold (Alaska) Inc.	STONEY47	652770	15-FEB-06	160	97
Hidefield Gold (Alaska) Inc.	STONEY48	652771	15-FEB-06	160	98
Hidefield Gold (Alaska) Inc.	STONEY49	652772	15-FEB-06	160	99
Hidefield Gold (Alaska) Inc.	STONEY50	652773	15-FEB-06	160	100
Hidefield Gold (Alaska) Inc.	STONEY51	652774	15-FEB-06	160	101
Hidefield Gold (Alaska) Inc.	STONEY52	652775	15-FEB-06	160	102
Hidefield Gold (Alaska) Inc.	STONEY53	652776	15-FEB-06	160	103
Hidefield Gold (Alaska) Inc.	STONEY54	652777	15-FEB-06	160	104
Hidefield Gold (Alaska) Inc.	STONEY55	652778	15-FEB-06	160	105
Hidefield Gold (Alaska) Inc.	STONEY56	652779	15-FEB-06	160	106
Hidefield Gold (Alaska) Inc.	STONEY57	652780	15-FEB-06	160	107
Hidefield Gold (Alaska) Inc.	STONEY58	652781	15-FEB-06	160	108
Hidefield Gold (Alaska) Inc.	STONEY59	652782	15-FEB-06	160	109
Hidefield Gold (Alaska) Inc.	STONEY60	652783	15-FEB-06	160	110
Hidefield Gold (Alaska) Inc.	STONEY61	652784	15-FEB-06	160	111
Hidefield Gold (Alaska) Inc.	STONEY62	652785	15-FEB-06	160	112
Hidefield Gold (Alaska) Inc.	STONEY63	652786	15-FEB-06	160	113

Claim Owner	Claim Name	ADL #	Date Acquired	Total Acres	Count
Hidefield Gold (Alaska) Inc.	STONEY64	652787	15-FEB-06	160	114
Hidefield Gold (Alaska) Inc.	STONEY65	652788	15-FEB-06	160	115
Hidefield Gold (Alaska) Inc.	STONEY66	652789	15-FEB-06	160	116
Hidefield Gold (Alaska) Inc.	STONEY67	652790	15-FEB-06	160	117
Hidefield Gold (Alaska) Inc.	STONEY68	652791	15-FEB-06	160	118
Hidefield Gold (Alaska) Inc.	STONEY69	652792	15-FEB-06	160	119
Hidefield Gold (Alaska) Inc.	STONEY70	652793	15-FEB-06	160	120
Hidefield Gold (Alaska) Inc.	STONEY71	652794	15-FEB-06	160	121
Hidefield Gold (Alaska) Inc.	STONEY72	652795	15-FEB-06	160	122
Hidefield Gold (Alaska) Inc.	STONEY73	652796	15-FEB-06	160	123
Hidefield Gold (Alaska) Inc.	STONEY74	652797	15-FEB-06	160	124
Hidefield Gold (Alaska) Inc.	STONEY75	652798	15-FEB-06	160	125
Hidefield Gold (Alaska) Inc.	STONEY76	652799	15-FEB-06	40	126
Hidefield Gold (Alaska) Inc.	STONEY77	652800	15-FEB-06	40	127
Hidefield Gold (Alaska) Inc.	STONEY78	652801	15-FEB-06	160	128
Hidefield Gold (Alaska) Inc.	STONEY79	652802	15-FEB-06	160	129
Hidefield Gold (Alaska) Inc.	STONEY80	652803	15-FEB-06	160	130
Hidefield Gold (Alaska) Inc.	STONEY81	652804	15-FEB-06	160	131
Hidefield Gold (Alaska) Inc.	STONEY82	652805	15-FEB-06	160	132
Hidefield Gold (Alaska) Inc.	STONEY83	652806	15-FEB-06	160	133
Hidefield Gold (Alaska) Inc.	STONEY84	652807	15-FEB-06	160	134
Hidefield Gold (Alaska) Inc.	STONEY85	652808	15-FEB-06	160	135
Hidefield Gold (Alaska) Inc.	STONEY86	652809	15-FEB-06	40	136
Hidefield Gold (Alaska) Inc.	STONEY87	652810	15-FEB-06	40	137
Hidefield Gold (Alaska) Inc.	STONEY88	652811	15-FEB-06	40	138
Hidefield Gold (Alaska) Inc.	STONEY89	652812	15-FEB-06	160	139
Hidefield Gold (Alaska) Inc.	STONEY90	652813	15-FEB-06	160	140
Hidefield Gold (Alaska) Inc.	STONEY91	652814	15-FEB-06	160	141
Hidefield Gold (Alaska) Inc.	STONEY92	652815	15-FEB-06	160	142
Hidefield Gold (Alaska) Inc.	STONEY93	652816	15-FEB-06	160	143
Hidefield Gold (Alaska) Inc.	STONEY94	652817	15-FEB-06	160	144
Hidefield Gold (Alaska) Inc.	STONEY95	652818	15-FEB-06	160	145
Hidefield Gold (Alaska) Inc.	STONEY96	652819	15-FEB-06	160	146
Hidefield Gold (Alaska) Inc.	STONEY97	652820	15-FEB-06	160	147
Hidefield Gold (Alaska) Inc.	STONEY98	652821	15-FEB-06	40	148
Hidefield Gold (Alaska) Inc.	STONEY99	652822	15-FEB-06	40	149
Hidefield Gold (Alaska) Inc.	STONEY100	652823	15-FEB-06	160	150
Hidefield Gold (Alaska) Inc.	STONEY101	652824	15-FEB-06	160	151
Hidefield Gold (Alaska) Inc.	STONEY102	652825	15-FEB-06	160	152
Hidefield Gold (Alaska) Inc.	STONEY103	652826	15-FEB-06	160	153
Hidefield Gold (Alaska) Inc.	STONEY104	656387	18-NOV-06	160	154
Hidefield Gold (Alaska) Inc.	STONEY105	656388	18-NOV-06	160	155
Hidefield Gold (Alaska) Inc.	STONEY 106	656389	18-NOV-06	160	156
Hidefield Gold (Alaska) Inc.	STONEY 107	656390	18-NOV-06	160	157
Hidefield Gold (Alaska) Inc.	STONEY 108	656391	18-NOV-06	160	158
Hidefield Gold (Alaska) Inc.	STONEY 109	656392	18-NOV-06	160	159
Hidefield Gold (Alaska) Inc.	STONEY 110	656393	18-NOV-06	160	160
Hidefield Gold (Alaska) Inc.	STONEY 111	656394	18-NOV-06	160	161
Hidefield Gold (Alaska) Inc.	STONEY 112	656395	18-NOV-06	160	162
Hidefield Gold (Alaska) Inc.	STONEY 113	656396	18-NOV-06	160	163
Hidefield Gold (Alaska) Inc.	STONEY 114	656397	18-NOV-06	160	164
Hidefield Gold (Alaska) Inc.	STONEY 115	656398	18-NOV-06	160	165
Hidefield Gold (Alaska) Inc.	STONEY 116	656399	18-NOV-06	160	166
Hidefield Gold (Alaska) Inc.	STONEY 117	656400	18-NOV-06	160	167
Hidefield Gold (Alaska) Inc.	STONEY 118	656401	18-NOV-06	160	168

EXHIBIT B

NET SMELTER RETURN ROYALTY
TERMS AND CONDITIONS

This Schedule sets forth the terms and conditions comprising the 1.5% net smelter returns royalty (the "Royalty") to which HIF/MT may become entitled to as provided for in that Binding Letter of Intent dated ________, 2007 between TalonGold and HIF/MT to which these terms and conditions form Schedule B (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement.

2. "Net Smelter Returns" means:

(a) the actual proceeds in United States dollars received by TalonGold or its lessees or assigns (and any reference to TalonGold herein shall be deemed to be a reference to TalonGold or its leasees or assigns) from any mint, smelter, refinery or other purchaser from the sale of ores, minerals, mineral substances, metals (including bullion) or concentrates (collectively "Product") produced from the Property and sold or proceeds received from an insurer in respect of Product, after deducting from such proceeds the following charges to the extent that they *were* not deducted by the purchaser in computing payments:
(i) smelting and refining charges;

(ii) penalties, smelter assay costs and umpire assay costs;

(iii) cost of freight and handling of Product from the Property, or the place at which the product is produced in final form for sale, to any mint, smelter, refinery, or other purchaser;

(v) costs of insurance in respect of Product; and

(vi) severance, advalorem or other taxes, with the exception of incomes taxes, assessed against the production of Product from the Property.

3. The Royalty will be:

(a) calculated and paid on a quarterly basis within 45 days after the end of each quarter of the fiscal year for the mine (an "Operating Year"), based on the Net Smelter Returns for such quarter;

(b) each payment of Royalty will be accompanied by an unaudited statement indicating the calculation of the Royalty hereunder in reasonable detail and HIF/MT will receive, within three months of the end of each Operating Year, an annual summary unaudited (or audited if same is otherwise required to be provided by TalonGold under applicable laws and regulations) statement (an "Annual Statement") showing in reasonable detail the calculation of the Royalty for the last completed Operating Year and showing all credits and deductions added to or deducted from the amount due to HIF/MT;

(c) HIF/MT will have 45 days from the time of receipt of the Annual Statement to question the accuracy thereof in writing and, failing such objection, the Annual Statement will be deemed to be correct and unimpeachable thereafter;

(d) if the Annual Statement is questioned by HIF/MT, and if such questions cannot be resolved between TalonGold and HIF/MT, HIF/MT will have 12 months from the time of receipt of the Annual Statement to have such audited, which will initially be at the expense of HIF/MT;

(e) the audited Annual Statement will be final and determinative of the calculation of the Royalty for the audited period and will be binding on the parties and any overpayment of Royalty will be deducted by TalonGold from the next payment of Royalty and any underpayment of Royalty will be paid forthwith by TalonGold;

(f) the costs of the audit will be borne by HIF/MT if the Annual Statement was accurate within 1% or overstated the Royalty payable by greater than 1% and will be borne by TalonGold if such statement understated the Royalty payable by greater than 1%. If TalonGold is obligated to pay for the audit it will forthwith reimburse HIF/MT for any of the audit costs which it had paid; and

(g) HIF/MT will be entitled to examine, on reasonable notice and during normal business hours, such books and records as are reasonably necessary to veril3' the payment of the Royalty to it from time to time, provided however that such examination shall not unreasonably interfere with or hinder TalonGold's operations or procedures.

4. The determination of the Royalty hereunder is based on the premise that production will be developed solely from the Property, however, TalonGold shall have the right to commingle metals, ores or concentrates from the Property and other properties, provided that prior to such commingling TalonGold shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonable accurate recovery factors in order to determine the amount of products derived from or attributable to metals, ores or concentrates from the Properties, and shall maintain accurate records of such sampling, weighing and analysis.

5. Any matters in these Terms and Conditions which are to be settled by arbitration will be subject to the following:

(a) any matter required or permitted to be referred to arbitration pursuant to these Terms and Conditions will be determined by a single arbitrator to be appointed by the parties hereto;

(b) any party may refer any such matter to arbitration by written notice to the other and, within 10 days after receipt of such notice, the parties will agree on the appointment of an arbitrator. No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act; and

(c) if the parties cannot agree on a single arbitrator as provided in subparagraph (b), either party may submit the matter to arbitration (before a single arbitrator) in accordance with the laws then applicable in the State of Alaska (the "Laws").

6. The holding of the Royalty will not confer upon the holder thereof (the "Holder") any legal or beneficial interest in the Properties, or any of them. The right to receive a percentage of Net Smelter Returns as and when due is and will be deemed to be a contractual right only. The right to receive a percentage of Net Smelter Returns as and when due will not be deemed to constitute HIF/MT the partner, agent or legal representative of TalonGold.

7. TalonGold may, if it is the operator of the Properties, but will not be under any duty to, engage in price protection (hedging) or speculative transactions such as futures contracts and commodity options in its sole discretion covering all or part of production from the Property, or any of them and none of the revenues, costs, profits or losses from such transaction will be taken into account in calculating Net Smelter Returns or any interest therein and the Royalty payable to HIF/MT will be based solely on, the spot price of Product as at the time of sale.

8. The Manager of the Property, whether or not it is TalonGold, will be entitled to:

(a) make all operational decisions with respect to the methods and extent of mining and processing of ore, concentrate, doré, metal and products produced from the Property;

(b) make all decisions relating to sale of such concentrate, doré, metal and products produced; and

(c) make all decisions concerning temporary or long-term cessation of operations.

[The remainder of this page is intentionally blank]

EXHIBIT C

UNDERLYING AGREEMENTS

MINES TRUST COMPANY
11 – 401 Olive Lane
Anchorage, Alaska
99515 USA

December 6, 2004

Piper Capital Inc.
Suite 470 – 1040 West Georgia Street
Vancouver, BC
V6E 4H1 Canada

Attention: Mr. Barry Donville

Hidefield Gold plc
The Cottage, 11 Chapel Road
Rowledge, Farnham, Surrey
GU104AW England

Attention: Mr. John Prochnau

BINDING LETTER OF INTENT

RE: Golden Zone Property comprising (1) (a) a State of Alaska Upland Mining Lease, ADL 580985, containing approximately 2,920 acres, (b) contiguous 150 State of Alaska mining claims, containing approximately 6,000 acres, both of which are in T19 and 20S, R11 W, Fairbanks Meridian, and (2) a noncontiguous Millsite Staging area lease, ADL 547111, containing approximately 40 acres in T 20S, R10 W, Fairbanks Meridian, as more particularly described in Schedule "A" hereto (the "**Property**").

Pursuant to an agreement dated May 31, 2002 between Piper Capital Inc. ("**Piper**") and Mines Trust Company ("**Mines Trust**"), as amended August 24, 2004 (the "**Mines Trust Agreement**"), attached as Schedule "B" hereto, Piper has the right to acquire from Mines Trust up to a 75% interest in the Property on the following basis:

A. Initially, Piper will acquire a controlling 58.12% interest in the Property by issuing to Mines Trust 1,250,000 shares of Piper. Mines Trust and Hidefield acknowledge that Piper has already also incurred additional exploration expenditures and made certain payments in order to work towards acquiring this 58.12% interest.

B. Piper will also have the option for a period of five years to acquire an additional 16.88% interest in the Property, on the following terms and conditions:

   (i) Piper will have the option for a period of two years to acquire an additional 1.88% interest, for a total interest of 60% by (I) incurring a minimum of US$100,000 in costs on the Property; and (II) issuing to Mines Trust a further 250,000 shares of Piper.

   (ii) Subject to Piper exercising its right to acquire the additional 1.88% pursuant to B(i) above, Piper will have the further option for a period of three years from the date of the exercise of the option to acquire the additional 1.88% interest to acquire an additional 15% interest, for a total interest of 75% by incurring a minimum of US$750,000 in costs

on the Property and making a one time payment to Mines Trust of US$500,000, of which Piper may elect to satisfy half by issuing US$250,000 of shares of Piper calculated at a deemed price equal to the average trading price of the shares on the TSX Venture Exchange during the preceding 60 days.

C. In the event that Piper acquires a 75% interest in the Property pursuant to B(ii) above, or if Piper enters into an agreement with a third party pursuant to which the third party obtains a participating interest in the Property, Mines Trust may elect to convert its remaining interest at any time thereafter to a 2.5% NSR, of which Piper may acquire a 1% NSR by paying US$1,000,000 to Mines Trust.

D. Claims acquired by Piper or Mines Trust within five miles of the periphery of the existing Property will also become part of the Mines Trust Agreement.

E. Mines Trust will have the right to nominate one person for election to the board of directors of Piper. The initial nominee directors of Mines Trust are Dr. Charles Hawley and Serena Domville.

F. Piper will assume responsibility for all continuing property maintenance payments (which presently total approximately US$31,600 per annum) and contribute US$20,000 per annum towards Mines Trust's administration expenses, in each case until such time as Piper acquires a 75% interest in the Property.

Pursuant to an agreement (the "**Hidefield Agreement**") dated December 6, 2004 between Piper and Hidefield Gold plc ("**Hidefield**"), attached as Schedule "C" hereto, Hidefield has an option (the "**Hidefield Option**") to acquire from Piper 50% of Piper's interest in the Property acquired under the Mines Trust Agreement on the following basis:

A. Hidefield will provide an aggregate of US$1,500,000 towards exploration expenditures, property maintenance costs, administration expenses, payments to Mines Trust pursuant to the Mines Trust Agreement and expenditures of any kind whatsoever pursuant to reasonable programs and budgets approved by a management committee composed of one member appointed by each of Piper and Hidefield, with the Hidefield member holding a casting vote. In order to maintain the Hidefield Option in good standing, Hidefield must provide such funding according to the following schedule:

Date	Amount	Cumulative Amount
On or before December 31, 2005	$300,000	$ 300,000
On or before December 31, 2006	$600,000	$ 900,000
On or before December 31, 2007	$600,000	$1,500,000

Hidefield will not be obligated to provide any of the aforementioned funding prior to 30 days following completion by Piper of the work program described in the Hidefield Agreement (the "**Decision Date**"). Hidefield must provide Piper with written confirmation on or before the Decision Date if it wishes to proceed with the Hidefield Option and Hidefield will thereafter maintain its rights under the Hidefield Option by meeting the aforementioned funding requirements; provided, however, that Hidefield will have the right to withdraw at any time, thereby terminating said rights, by providing Piper 30 days advance written notice of such withdrawal. In the event the Piper work program is not completed on or before July 31, 2005, Hidefield shall have the right to defer all or part of that funding required by December 31, 2005

until the following year in which event any unfunded portion shall be in addition to the $600,000 required in 2006.

B. Claims acquired by Piper or Hidefield within five miles of the periphery of the existing Property will also become part of the Hidefield Agreement and of the Mines Trust Agreement. Outside of this five mile area, claims and other mineral interests acquired in the Chulitna-Yentna Mineral Belt described in the Hidefield Agreement will also become part of the Hidefield Agreement. Claims and other mineral interests outside of the Chulitna-Yentna Mineral Belt described in the Hidefield Agreement may be added to the Hidefield Agreement by consent of each party thereto.

C. Upon Hidefield exercising the Hidefield Option, Piper and Hidefield will be deemed to have formed a joint venture with respect to the Property.

We are writing to confirm the terms on which Mines Trust agrees to grant an option to Piper and Hidefield to purchase Mines Trust's remaining 25% rights, title and interest in and to the Property which is not subject to the Mines Trust Agreement.

In consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, each of Mines Trust, Piper and Hidefield covenants and agrees each with the other under the terms as provided below and consents to the grant of the option hereunder on the following terms and conditions:

1. <u>Share Issuances and Work Commitments</u>

Mines Trust hereby gives and grants to Piper and Hidefield (directly or through its subsidiary or affiliate) the sole and exclusive option (the **"Option"**) to acquire Mines Trust's remaining 25% rights, title and interest in and to the Property which is not subject to the Mines Trust Agreement (the **"Mines Trust Interest"**). The Option is subject to and shall not become exercisable prior to Piper acquiring a 75% right, title and interest in and to the Property pursuant to the Mines Trust Agreement. In the event Hidefield fails to make any required funding when required to be made under the Hidefield Agreement, Mines Trust, Piper and Hidefield acknowledge and agree that all of the rights of Piper and Hidefield under this Agreement shall automatically from such missed funding date continue as rights of Piper alone. Mines Trust, Piper and Hidefield also acknowledge and agree that in the event either Piper or Hidefield (if Hidefield has exercised the Hidefield Option) (each, an **"Optionee"**) may exercise the Option alone (by making all of the remaining payments and share described below) if the other Optionee elects not to proceed with exercising the Option.

In order to maintain the Option in good standing, Piper and Hidefield must, within ten business days of Piper acquiring a 38.12% interest in the Property under the Mines Trust Agreement, make the following payments and share issuances (such share issuances subject to requisite TSX Venture Exchange or other applicable exchange approvals) to Mines Trust:

<u>Payments</u>

US$12,500 in cash from Piper
US$12,500 in cash from Hidefield

<u>Share Issuances</u>

100,000 common shares of Piper
100,000 common shares of Hidefield (with a deemed value of US$12,500)

Piper and Hidefield shall have exercised the Option, acquired the Mines Trust Interest and title to the Mines Trust Interest shall vest in Piper and Hidefield, upon Piper and Hidefield each making a US$100,000 payments to Mines Trust on or before the date that is six months following the date that Piper acquires a 75% interest under the Mines Trust Agreement. Mines Trust, Piper and Hidefield acknowledge and agree that Piper and Hidefield may each elect to pay US$50,000 of their respective US$100,000 amounts in shares in their capital stock, the value of the shares to be calculated at a deemed price equal to the weighted average trading price of the shares during the 60 days preceding the date that Piper acquires a 75% interest under the Mines Trust Agreement.

2. **Joint Interest of Piper and Hidefield**

Piper and Hidefield acknowledge and agree that any interest in the Property acquired by Piper and Hidefield collectively under this Agreement shall be governed under the same joint venture formed under the Hidefield Agreement.

3. **Area of Mutual Interest**

Claims acquired by Piper or Hidefield within five miles of the periphery of the existing Property will also become part of this Agreement and of the Mines Trust Agreement.

4. **Operatorship**

Piper is to be the operator for the duration of the Option earn-in by Piper and Hidefield, in consultation with Mines Trust and Hidefield.

5. **Title to Property**

Mines Trust represents and warrants that it is the legal and beneficial owner of the Mines Trust Interest, free and clear of all liens, charges, encumbrances and royalties and conflicting claims and rights of whatsoever nature and kind, that the Property is in good standing and that, other than Piper and Hidefield, no other person or body corporate has any agreement, option, right or privilege capable of becoming an agreement for the purchase of the Mines Trust Interest or an interest therein.

6. **Assignment**

Mines Trust may not assign this Agreement and all or any part of its rights and obligations under this Agreement without the prior written consent of Piper and Hidefield. Piper may not assign this Agreement and all or any part of its rights and obligations under this Agreement without prior written consent of Hidefield and Mines Trust. Hidefield may not assign this Agreement and all or any part of its rights and obligations under this Agreement without the prior written consent of Piper and Mines Trust.

7. **Information regarding the Property**

Mines Trust agrees to provide Piper and Hidefield with all information pertinent to the Property, technical and otherwise, that may be available.

8. **Enurement**

This Agreement shall enure to the benefit of and be binding upon the respective successors, heirs, executors, administrators and assigns of each of the parties hereto and shall be governed by and construed in accordance with the laws of the Province of British Columbia.

9. **No Conveyance**

This Agreement conveys mineral exploration and mining rights to Piper and Hidefield but does not convey any ownership interest in real estate or surface estate of the Property.

10. **Mines Trust Indemnity**

Mines Trust agrees to indemnify and hold Piper and Hidefield harmless, and agrees to defend Piper and Hidefield from any legal action, alleged, or real relating to mining and/or exploration operations conducted by Mines Trust under this Agreement. This indemnity shall not include any legal actions that are solely the result of Piper's and Hidefield's activities. This clause shall survive termination of this Agreement.

11. **Piper Indemnity**

Piper agrees to indemnify and hold Mines Trust harmless, and agrees to defend Mines Trust from any legal action, alleged, or real relating to mining or exploration operations conducted by Piper under this agreement. This indemnity shall not include any legal actions that are solely the result of Mines Trust's activities. This clause shall survive termination of this Agreement.

12. **Hidefield Indemnity**

Hidefield agrees to indemnify and hold Mines Trust harmless, and agrees to defend Mines Trust from any legal action, alleged, or real relating to mining and/or exploration operations conducted by Hidefield under this Agreement. This indemnity shall not include any legal actions that are solely the result of Mines Trust's activities. This clause shall survive termination of this Agreement.

13. **Acknowledgement**

All of the parties hereto acknowledge that they have been provided with copies of the Mines Trust Agreement and the Hidefield Agreement.

14. **Binding Agreement / Final Agreement**

It is the intention of the parties that this Agreement shall constitute a binding agreement between the parties pending any conclusion of a final agreement.

15. **Confidentiality**

The parties agree to maintain all information with respect to the Property, this Agreement and the Property confidential, subject to any obligations to disclose such information in accordance with applicable stock exchange requirements or securities laws.

16. Further Assurances

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to this Agreement.

17. Counterparts/Facsimile

This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same Agreement.

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards,

MINES TRUST COMPANY

Per: C. C. Hawley
(Authorized Signatory)

Agreed and accepted this ______ day of __________________, 2004.

PIPER CAPITAL INC.

Per: ____________________
Barry Donville
President

Agreed and accepted this ______ day of __________________, 2004.

HIDEFIELD GOLD PLC

Per: ____________________
John Prochnau
Executive Chairman

16. Further Assurances

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to this Agreement.

17. Counterparts/Facsimile

This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same Agreement.

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards,

MINES TRUST COMPANY

Per: ______________________
(Authorized Signatory)

Agreed and accepted this 6th day of December, 2004.

PIPER CAPITAL INC.

Per: ______________________
Barry Domville
President

Agreed and accepted this ______ day of ______________, 2004.

HIDEFIELD GOLD PLC

Per: ______________________
John Prochnau
Executive Chairman

HT

16. **Further Assurances**

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to this Agreement.

17. **Counterparts/Facsimile**

This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same Agreement.

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards.

MINES TRUST COMPANY

Per: ______________________
(Authorized Signatory)

Agreed and accepted this ______ day of ______________________, 2004.

PIPER CAPITAL INC.

Per: ______________________
Barry Domvile
President

Agreed and accepted this 6th day of December, 2004.

RUSFIELD GOLD PLC

Per: [signature]
John Sheehan / Gerald P. Judge
Executive Chairman

SCHEDULE "A"

GOLDEN ZONE PROPERTY OF MINES TRUST CO.

All property in the Fairbanks Meridian (FM) and in the Talkeetna Recording District

I. NON-COMPETITIVE STATE OF ALASKA UPLAND MINING LEASE, ADL 580985.

The upland mining lease is in Sections 25, 26, 27, 34 & 35, T19S, R11W, FM and Sections 3, 4, 9 & 10, T20S, R11W, FM. It contains 2,920 acres more or less.

II. STATE OF ALASKA MINING CLAIMS.

A total of one-hundred forty-eight (148) claims containing 5,920 acres more or less, as:

A. **Five (5) claims:**

ADL-542477, RSC-40, within T20S, R11W, Section 3, FM
ADL-542478, RSC-41, within T20S, R11W, Section 4, FM
ADL-542489, RSC-52, within T20S, R11W, Section 4, FM
ADL-542493, RSC-56, within T20S, R11W, Section 3, FM
ADL-542494, RSC-57, within T20S, R11W, Section 9, FM

B. **One-hundred twenty-seven (127) claims:**

ADL-562987 through 563113, Gold King Nos 1 through 127, within T19S, R11W, FM, Sections 25, 26, 27, 35, & 36 and T20S, R11W, FM, Sections 1, 2, 3, 4, 9, 10, 11, 14, 15 & 16.

C. **Six (6) claims:**

ADL-563586 through 563591, DSCW-3 through DSCW-8, within T20S, R11W, Sections 5 & 8, FM

D. **Eleven (11) claims within T20S, R11W, FM, Sections 5, 8, 12, and 34:**
ADL-564882 Gold King 128
ADL-564891 Gold King 137
ADL-564901-564902 Gold King 147-148
ADL 564911-564912 Gold King 157-158
ADL 564921-564922 Gold King 167 -168
ADL-564931-564932 Gold King 177-178
ADL-569913 RSC-1C

III. ONE (1) MILLSITE STAGING AREA LEASE ADL-547111, 40 acres more or less in the SW1/4, NE1/4, Section 22, T20W, R10W, FM.

IV. PRIVATE RAILWAY CROSSING (one-half interest). Alaska Railroad Corporation, Contract Number 7398, Supplement No. 5, at Railway Milepost 298.64 approximately 1.5 miles northeast of the Millsite Staging Area lease.

SCHEDULE "B"

PIPER CAPITAL INC.
c/o Suite 1260 - 1188 West Georgia Street
Vancouver, British Columbia
V6E 4A2

May 31st, 2002

Mines Trust Limited
Anchorage, Alaska

Attention: Dr. Charles Hawley, President

Dear Chuck,

Re: **Acquisition of Interest in Golden Zone Property**
Confirmation of Terms of Agreement in Principal

Further to our most recent discussions, the intent of this letter is to confirm the material terms of an agreement in principal that has been reached between Mines Trust Co., a private Alaskan corporation ("Mines Trust") and Piper Capital Inc., a Capital Pool Company incorporated under the laws of Alberta ("Piper"), with respect to the acquisition by Piper of a controlling interest in the "Golden Zone" mineral property presently held by Mines Trust and located in Alaska. It is the intention that this transaction will constitute the "Qualifying Transaction" of Piper, pursuant to the Policies of the Canadian Venture Exchange ("CDNX").

If the terms set out below are acceptable to Mines Trust, please indicate your acceptance by signing the attached duplicate of this letter and returning it to us. Once this letter is signed by both Mines Trust and Piper it will form an interim agreement between us with respect to the matters set out herein but will be binding on us only to the extent that we will each be obligated to use our reasonable best efforts to give effect to the transactions set out herein. In particular, this letter contemplates the execution of a more formal agreement, which will supercede our respective obligations under this letter of intent.

The principal terms of our agreement is as follows:

1. Piper will acquire from Mines Trust a controlling 51 percent interest in the "Golden Zone" mining property in the Talkeetna Recording District in Alaska, as described more fully in Schedule "A" to this letter. In general, the property consists of two-hundred and twenty-three (223) State of Alaska claims, each nominally 40 acres in size located in T.19 & 20 S., R. 11W, Fairbanks Meridian (FM) and of a Staging Area Lease (ADL No. 547111) of 40 acres in size in the SW1/4NE1/4 section 22, T. 20 S., R. 10. W., FM., and Mines Trust's one-half interest in a private railway crossing at ARC Milepost 298.64, ARRC Contract No. 7389, and any interest it possesses in the Colorado-Bull River road. The foregoing properties,

concessions and rights are collectively referred to in this letter as the "Golden Zone Interest". In association with the interest acquired by Piper in the Golden Zone Properties, Mines Trust will also grant Piper the use without fee other than the obligation to maintain in the ordinary course, of all buildings, workings, machinery on the claims owned by Mines Trust.

2. As consideration for the acquisition of the Golden Zone Interest, Piper will pay the following consideration to or to the direction of Mines Trust, in each case subject to the terms of this letter, to the approval of the shareholders of Piper, and to the issuance of all requisite regulatory approvals including without limitation the approval of the Canadian Venture Exchange:

(a) Piper shall pay an initial deposit of CDN$25,000, of which the equivalent of USD$10,000 shall represent a non-refundable deposit for the account of Mines Trust, and the balance of which shall be applied against Piper's obligations pursuant to subparagraph 2(c) below;

(b) Piper shall issue an aggregate of 1,250,000 fully paid and non-assessable Common shares from its treasury at a deemed price of CDN$0.15 per share ("Transaction Shares"). Mines Trust acknowledges that the CDNX may determine that some or all of the Transaction Shares be subject to a time-release escrow restriction in accordance with the policies of the CDNX. The time-release escrow restriction may include share transaction restrictions for up to six years. Mines Trust acknowledges that all or part of the Transaction Shares issued to Principals of the Resulting Issuer (as defined in CDNX policies) will be subject to a time-release escrow restriction. CDNX may impose additional escrow restrictions on the Transaction Shares.

(c) Piper shall pay Mines Trust an amount equal to the total expenditures incurred by Mines Trust at the request of Piper in connection with Piper's due diligence work. Piper shall pay these amounts at the first available opportunity, but in any event not later than two years from the date of issuance of the Transaction Shares.

3. In addition to the foregoing, Mines Trust will grant Piper the option to acquire an additional twenty-four percent (24%) interest in the Golden Zone properties, on the following terms and conditions:

(a) Piper will have the option for a period of two years to acquire an additional nine percent (9%), for a total interest of sixty percent (60%) by (i) incurring a minimum of USD$250,000 in costs on the Golden Zone properties; and (ii) issuing to Mines Trust a further 250,000 fully paid and non-assessable Common shares from its treasury.

(b) Subject to Piper exercising its right to acquire the additional 9% pursuant to (a) above, Piper will have the further option for a period of three years to acquire an additional fifteen percent (15%), for a total interest of seventy-five percent (75%) by (a) incurring a minimum of USD$750,000 in costs on the

Golden Zone properties (not including the payments made in satisfaction of the option in 3(a) above); and (ii) making a one time payment of USD$500,000, of which Piper may elect to satisfy half (USD$250,000) by the issuance of fully paid and non-assessable Common shares of Piper at a deemed price equal to the average of the preceding 60 days trading price.

4. Piper will have the right to obtain third party participation to advance exploration or development of the Golden Zone properties, in which case both parties agree to contribute proportionately to the interest negotiated for the third party participant (that is, both parties will share proportionate dilution) and the terms negotiated with the third party will apply equally and proportionately to the interests of both Piper and Mines Trust. In the event that Piper negotiates third party participation pursuant to which the third party makes not less than USD$250,000 in work expenditures on the property, Piper will be deemed to have earned a 60% interest in the properties pursuant to paragraph 3(a) above subject to issuing the 250,000 Common shares to Mines Trust pursuant to paragraph 3(a).

5. At any time after Piper acquires a 75% interest in the Golden Zone properties pursuant to 3(b) above, or enters into an agreement with a third party pursuant to which the third party obtains a participating interest in the Golden Zone properties, Mines Trust may elect convert its interest to a 2.5% NSR of which Piper may acquire 1% by the payment of USD$1,000,000.

6. Claims acquired by Piper or Mines Trust within five miles of the periphery of the existing Golden Zone claims during the term of this agreement become part of the agreement. Mines Trust also will deed any claims acquired in T. 19 S., R. 9 W., F. M. into this agreement.

7. Piper agrees to keep the Golden Zone claims in good standing by the timely payment of mining claims rentals, in lieu fees for annual labor, mill site (staging area) rentals and railroad crossing costs, and to make an annual contribution of USD$20,000 towards the office and administration costs of Mines Trust, until such time as Piper has earned a 75% interest in the Golden Zone properties.

8. Piper and Mines Trust agree that upon completion of the transactions contemplated by this letter, Mines Trust shall have the right to appoint one person to the board of directors of Piper, it being the intention that Charles Hawley will be the nominee. All designees shall be acceptable to the CDNX and eligible as directors under the Alberta Business Corporations Act. Piper will endeavor to expand its board with additional independent members with appropriate industry/public/finance experience.

9. Mines Trust represents and warrants to Piper as follows:

(a) all claims and rights comprising the Golden Zone properties are in good standing, and all applicable claim, lease and permit fees have been made as of the date of this letter, and that Mines Trust has the legal right and ability and corporate capacity to complete the transactions contemplated herein; and

(b) there are no undisclosed actions, suits or proceedings, pending or threatened against or affecting Mines Trust , at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and Mines Trust is not aware of any existing ground on which any such action, suite or proceeding might be commenced with any reasonable likelihood of success.

10. Piper represents and warrants to Mines Trust as follows:

(a) As of the date hereof, Piper has 3,833,333 Common shares outstanding and there are no outstanding options or other rights or any agreements capable of becoming rights or options to acquire Piper Shares except options to purchase 380,000 Piper Shares held by directors and officers of Piper; and options to purchase 250,000 Piper Shares held by Octagon Capital Corporation;

(b) Piper is a "reporting issuer" within the meaning of the *Securities Act* (British Columbia), is not in default of any requirement of any applicable securities laws and neither the CDNX, or any other regulatory authority having jurisdiction, has issued any order preventing or suspending trading of any securities of Piper and Piper is entitled to avail itself of the applicable prospectus exemptions available under applicable securities laws in respect of the issuance of the Transaction Shares contemplated in this letter of intent; and

(c) There are no undisclosed actions, suits or proceedings, pending or threatened against or affecting Piper at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and Piper is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

11. No adverse material change shall have occurred in the business, affairs, financial condition or operations of Mines Trust between the date of this letter and the date of completion of the transactions contemplated herein.

12. Except as otherwise specifically set forth herein, each party will bear its own expenses in connection with the contemplated transactions, including legal, accounting, and finders employed by such party. Piper and Mines Trust shall commission an independent geologist's report to be conducted respecting the Golden Zone properties in a form acceptable to the CDNX, and shall retain a member of the CDNX (Octagon Capital Corporation), to provide a sponsor's letter for the purposes of the CDNX requirements. Piper shall be responsible for the fees and costs relating to the valuation or assessment, legal and accounting fees and the sponsoring dealer letter except that Piper shall not be responsible and Mines Trust shall reimburse Piper for any such amounts if the transactions contemplated by this letter are not completed due to Mines Trust reneging on the terms of this letter of intent. Piper will reimburse Mines Trust for its actual legal and accounting costs if Piper reneges on the terms of this letter of intent.

13. Until the closing of the transactions contemplated by this letter, neither party shall, without the prior written consent of the other party, enter into any material contract in respect of its business or assets, other than in the ordinary course of business and each party shall continue to carry on its business and maintain its assets in the ordinary course of business.

14. Mines Trust acknowledges that Piper is a capital pool company and is subject to the CPC Policies, and that the transactions contemplated by this letter will constitute Piper's "Qualifying Transaction" as that term is defined in the CPC Policies. Prior to the completion of the Qualifying transaction, Piper must submit for review to the CDNX an information circular which must contain, full, true and plain disclosure of all material facts relating to particular matters to be acted upon by its shareholders, including the transactions contemplated by this letter. Piper will be required to include in its information circular, prospectus-level disclosure regarding the acquisition of the Golden Zone Interest, and Mines Trust agrees to provide Piper with such information, materials and assistance as may be reasonably required to allow Piper to comply with the CPC Policies.

15. The parties acknowledge that the Piper securities to be issued hereunder will be issued pursuant to exemptions from prospectus requirements of applicable securities laws and therefore will be subject to hold periods.

16. Each party shall have an opportunity to review, to its sole satisfaction, the financial condition, assets and affairs of the other party and to complete such other due diligence investigations of the other party that each party sees fit, with the results of such due diligence being satisfactory in each case. Each of Piper and Mines Trust shall provide to the other such information as to their respective financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party.

17. The parties shall proceed diligently and in good faith to complete all transactions contemplated in this letter of intent as soon as practicable and, to negotiate and settle the terms of definitive agreements for the such transactions (which shall contain terms and conditions as set out in this letter of intent and such other terms, conditions, covenants, representations and warranties as are normal for transactions of the nature of the Acquisition) for execution on or before June 30th, 2002 or such other date as may be mutually agreed to in writing between the parties.

18. The completion of the transactions contemplated in this letter of intent is subject to the parties executing definitive agreements as contemplated in paragraph 15 above and the approval of the CDNX, any other regulatory authority having jurisdiction and the respective directors and shareholders of Piper and Mines Trust in accordance with the applicable CDNX requirements.

19. From the date of the acceptance of this letter of intent until completion of the transactions contemplated herein or the termination of the negotiations contemplated herein, Mines Trust and Piper will not, directly or indirectly, solicit, initiate, assist,

facilitate, promote or encourage proposals or offers from, entertain or enter into discussions of negotiations with or provide information relating to the securities, business, operations, affairs or financial condition of Mines Trust or Piper to any persons, entity or group in connection with the acquisition or distribution of any securities of Mines Trust or Piper, or any amalgamation, merger consolidation, arrangement, restructuring, refinancing, sale of any material assets or part thereof Mines Trust or Piper, unless such action, matter or transaction is part of the transactions contemplated in this letter of intent or is satisfactory to, and is approved in writing in advance by the other party hereto or is necessary to carry on the normal course of business.

No disclosure or announcement, public or otherwise, in respect of this letter of intent or the transactions contemplated herein will be made by either party without the prior written agreement of the other party as to timing, content and method, providing that the obligations herein will not prevent either party from making, after consultation with the other party, such disclosure as its counsel advises is required by applicable law or the rules and policies of the CDNX.

Unless and until the transactions contemplated in this letter of intent have completed, except with the prior written consent of the other party, each of the parties and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

All such information in written form and document will be returned to the party originally delivering them in the event that the transactions provided for in this letter of intent are not completed.

This letter of intent may be executed and delivered in separate counterparts and delivered by one party to the other by facsimile, each of which when so executed and delivered shall be deemed an original and such counterparts shall together constitute one and the same agreement, and production of an originally executed copy of a transmittal facsimile of each counterpart execution page hereof shall be sufficient for purposes of proof of the execution and delivery of this letter of intent, and if this letter of intent is delivered by facsimile, the party so delivering this letter of intent shall within a reasonable time after such delivery deliver an originally executed copy to the other.

The closing of the transactions contemplated by this letter will occur as soon as reasonably possible but in any event on or before September 30th, 2002, unless otherwise agreed to by the parties.

Please accept this letter of intent to indicate your agreement in principle to proceed with the foregoing transactions on the terms and conditions hereof

Yours truly,

PIPER CAPITAL INC.

Per:

The terms and conditions of the transactions set out in this letter are accepted by Mines Trust Co. as of and with effect from the 31st day of May, 2002.

MINES TRUST CO.

Per: C. C. Hawley
Charles C Hawley, President

AMENDMENT NO. 1 TO LETTER AGREEMENT

THIS AGREEMENT dated for reference the 24th day of August 2004,

BETWEEN:

PIPER CAPITAL INC.

("Piper")

AND:

MINES TRUST CO.

("Mines Trust")

WHEREAS:

A. The parties entered into a letter agreement dated May 31, 2002 relating to the acquisition of an interest in the Golden Zone Property by Piper (the "Letter Agreement"); and

B. The parties wish to amend the Letter Agreement as described herein.

NOW THEREFORE in consideration of the sum of USD$1.00 paid by each of the parties hereto to the other and the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

1. <u>Amendments</u>

1.1 Section 1 of the Letter Agreement is amended by replacing "51 percent interest" with "38.12 percent interest".

1.2 Section 3 of the Letter Agreement is amended by replacing "twenty-four percent (24%) interest" with "sixteen point eighty-eight percent (16.88%) interest".

1.3 Subsection 3(a) of the Letter Agreement is amended by replacing "nine percent (9%)" with "one point eighty-eight percent (1.88%)" and by replacing "USD$250,000" with "USD$100,000".

1.4 Subsection 3(b) of the Letter Agreement is amended by replacing "an additional 9%" with "an additional 1.88%" ~~and by replacing "USD$250,000" with "USD$100,000"~~.

1.5 Section 4 of the Letter Agreement is amended by replacing "USD$250,000" with "USD$100,000".

1.6 Section 17 of the Letter Agreement is amended by replacing "June 30th, 2002" with "December 31st, 2004".

1.7 The second last paragraph of the Letter Agreement is amended by replacing "September 30th, 2002" with "December 31st, 2004".

2. <u>Acknowledgement</u>

2.1 Piper and Mines Trust acknowledge and agree that, as at August 24, 2004, Piper has fulfilled its obligations under subsection 2(c) of the Letter Agreement.

CKB0318461\QT0680

3. **General Matters**

3.1 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

3.2 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

PIPER CAPITAL INC.	**MINES TRUST COMPANY**
per:	**per:**
Authorized Signatory	Authorized Signatory

3. **General Matters**

3.1 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

3.2 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

PIPER CAPITAL INC.	MINES TRUST COMPANY
per:	per:
______________________	C. C. Hurdage
Authorized Signatory	Authorized Signatory

<u>SCHEDULE "C"</u>

PIPER CAPITAL INC.
Suite 470 – 1040 West Georgia Street
Vancouver, BC
V6E 4H1

December 6, 2004

Hidefield Gold plc
The Cottage, 11 Chapel Road
Rowledge, Farnham, Surrey
GU104AW England

Attention: Mr. John Prochnau

BINDING LETTER OF INTENT

RE: Golden Zone Property comprising (1) (a) a State of Alaska Upland Mining Lease, ADL 580985, containing approximately 2,920 acres, (b) contiguous 150 State of Alaska mining claims, containing approximately 6,000 acres, both of which are in T19 and 20S, R11 W, Fairbanks Meridian, and (2) a noncontiguous Millsite Staging area lease, ADL 547111, containing approximately 40 acres in T 20S, R10 W, Fairbanks Meridian, as more particularly described in Schedule "A" hereto (the "**Property**").

Pursuant to an agreement dated May 31, 2002 between Piper Capital Inc. ("**Piper**") and Mines Trust Company ("**Mines Trust**"), as amended August 24, 2004 (the "**Mines Trust Agreement**"), attached as Schedule "B" hereto, Piper has the right to acquire up to a 75% interest in the Property on the following basis:

A. Initially, Piper will acquire a controlling 58.12% interest in the Property by issuing to Mines Trust 1,250,000 shares of Piper. Hidefield acknowledges that Piper has already also incurred additional exploration expenditures and made certain payments in order to work towards acquiring this 58.12% interest.

B. Piper will also have the option for a period of five years to acquire an additional 16.88% interest in the Property, on the following terms and conditions:

   (i) Piper will have the option for a period of two years to acquire an additional 1.88% interest, for a total interest of 60% by (i) incurring a minimum of US$100,000 in costs on the Property; and (ii) issuing to Mines Trust a further 250,000 shares of Piper.

   (ii) Subject to Piper exercising its right to acquire the additional 1.88% pursuant to B(i) above, Piper will have the further option for a period of three years from the date of the exercise of the option to acquire the additional 1.88% interest to acquire an additional 15% interest, for a total interest of 75% by incurring a minimum of US$750,000 in costs on the Property and making a one time payment to Mines Trust of US$500,000, of which Piper may elect to satisfy half by issuing US$250,000 of shares of Piper calculated at a deemed price equal to the average trading price of the shares on the TSX Venture Exchange during the preceding 60 days.

C. In the event that Piper acquires a 75% interest in the Property pursuant to B(ii) above, or if Piper enters into an agreement with a third party pursuant to which the third party obtains a

participating interest in the Property, Mines Trust may elect to convert its remaining interest at any time thereafter to a 2.5% NSR, of which Piper may acquire 1% by paying US$1,000,000.

D. Claims acquired by Piper or Mines Trust within five miles of the periphery of the existing Property will also become part of the Mines Trust Agreement.

E. Mines Trust will have the right to nominate one person for election to the board of directors of Piper. The initial nominee directors of Mines Trust are Dr. Charles Hawley and Serena Domvile.

F. Piper will assume responsibility for all continuing property maintenance payments (which presently total approximately US$31,600 per annum) and contribute US$20,000 per annum towards Mines Trust's administration expenses, in each case until such time as Piper acquires a 75% interest in the Property.

We are writing to confirm the terms on which Piper agrees to grant an option to Hidefield Gold plc (**"Hidefield"**) to purchase 50% of Piper's rights, title and interest in and to the Property acquired under the Mines Trust Agreement.

In consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, each of Piper and Hidefield covenants and agrees each with the other under the terms as provided below and consents to the grant of the option hereunder on the following terms and conditions:

1. Share Issuances and Work Commitments

Piper hereby gives and grants to Hidefield the sole and exclusive option (the **"Option"**) to acquire directly or through a subsidiary or affiliate 50% of Piper's rights, title and interest in and to the Property acquired under the Mines Trust Agreement (the **"Hidefield Interest"**). Hidefield shall have exercised the Option, acquired the Hidefield Interest and title to the Hidefield Interest shall vest in Hidefield upon Hidefield's completion of the following funding requirements.

a) Contributions by Hidefield:

Hidefield agrees to provide an aggregate of US$1,500,000 towards exploration expenditures, property maintenance costs, administration expenses, payments to Mines Trust pursuant to the Mines Trust Agreement and expenditures of any kind whatsoever pursuant to reasonable programs and budgets approved by a management committee (to exist for the duration of the Option earn-in period) composed of one member appointed by each of Piper and Hidefield, with the Hidefield member holding a casting vote. In order to maintain the Option in good standing, Hidefield must provide such funding according to the following schedule:

Date	Amount	Cumulative Amount
On or before December 31, 2005	$300,000	$ 300,000
On or before December 31, 2006	$600,000	$ 900,000
On or before December 31, 2007	$600,000	$1,500,000

Hidefield and Piper acknowledge and agree that Hidefield shall not be obligated to provide any of the aforementioned funding prior to 30 days following completion by Piper of the work program (the **"Decision Date"**) attached hereto as Schedule "C". Hidefield must provide Piper with written confirmation on or before the Decision Date if it wishes to proceed with the Option and Hidefield will

thereafter maintain its rights under the Option by meeting the aforementioned funding requirements; provided, however, that Hidefield will have the right to withdraw at any time, thereby terminating said rights, by providing Piper 30 days advance written notice of such withdrawal. In the event the Piper work program attached hereto as Schedule "C" is not completed on or before July 31, 2005, Hidefield shall have the right to defer all or part of that funding required by December 31, 2005 until the following year in which event any unfunded portion shall be in addition to the $600,000 required in 2006.

For greater certainty, Piper and Hidefield agree that upon Piper earning-in its full option under the Mines Trust Agreement and acquiring a 75% interest in and to the Property, any funding remaining to be made by Hidefield under this section 1(a) may be advanced to Piper as funding for the Joint Venture to be formed under section 8 below at any time before such funding is due to be completed by Hidefield, such that Hidefield shall have upon such advance earned the Hidefield Interest; provided that such advanced funding shall not be counted towards altering the initial participating interest or Initial Contribution calculations in section 8 below.

2. Area of Mutual Interest

Claims acquired by Piper or Hidefield within five miles of the periphery of the existing Property will also become part of this Agreement and of the Mines Trust Agreement. Outside of this five mile area, claims and other mineral interests acquired by Piper or Hidefield in the Chulitna-Yentna Mineral Belt described in Schedule "D" hereto will also become part of this Agreement. Claims and other mineral interests outside of the Chulitna-Yentna Mineral Belt described in Schedule "D" hereto may be added to this Agreement by consent of each party hereto.

3. Operatorship

Piper is to be the operator for the duration of the Option earn-in by Hidefield.

4. Exclusivity

Piper and Hidefield agree to work together on a best efforts basis to negotiate an agreement with Mines Trust whereby the remaining 25% interest in the Property not subject to the Mines Trust Agreement is acquired by Piper and Hidefield on a 50%/50% basis, subject to a net smelter royalty in favour of Mines Trust.

5. Title to Property

Piper represents and warrants that, upon earning-in its full option under the Mines Trust Agreement, Piper will be the legal and beneficial owner of a 75% interest in and to the Property, free and clear of all liens, charges, encumbrances and royalties and conflicting claims and rights of whatsoever nature and kind, that the Property is in good standing and that, other than Mines Trust, no other person or body corporate has any agreement, option, right or privilege capable of becoming an agreement for the purchase of the Property or an interest therein.

6. Conditions Precedent

The granting of the Option is subject to (i) receipt by Piper and Hidefield of the consent of Mines Trust to the grant of the Option by December 13, 2004, (ii) completion of due diligence examinations by Hidefield in respect to the Property and Piper to its reasonable satisfaction and written confirmation on or before the Decision Date by Hidefield to Piper that it wishes to continue with the Option; and (iii) in connection with a private placement financing currently being undertaken by Piper, Hidefield subscribing for and

purchasing a minimum of 2,500,000 units of the capital of Piper at a cost of CDN$0.20 per unit, each unit to comprise one common share in the capital of Piper and one-half share purchase warrant, one whole warrant entitling the holder to purchase one additional common share of Piper, at a price of CDN$0.25, for a period of one year.

7. **Directors**

Hidefield shall have the right, upon the completion of Piper's announced "qualifying transaction" with respect to the Property, to nominate one director to the Board of Directors of Piper, the appointment of such nominee being subject to necessary regulatory and exchange approvals. In addition, Hidefield shall have the right at the next meeting of shareholders of Piper held to elect directors of Piper, to nominate two directors (including the director already nominated in the preceding sentence or a replacement nominee therefor) to the Board of Directors of Piper, the appointment of such nominees being subject to necessary regulatory and exchange approvals.

8. **Formation of Joint Venture**

Upon Hidefield acquiring the Hidefield Interest:

(a) Piper and Hidefield will be deemed to have formed a joint venture (the "**Joint Venture**") for the purpose of carrying out all such acts which are necessary or appropriate, directly or indirectly, to:

(i) hold the Property and the other assets of the Joint Venture,

(ii) explore the Property for minerals and, if feasible, develop a mine thereon,

(iii) so long as it is technically, economically and legally feasible, operate such mine and exploit the minerals extracted from the Property, and

(iv) carry out any other activity in connection with or incidental to any of the foregoing; and

(b) Piper and Hidefield will enter into a joint venture agreement (the "**Joint Venture Agreement**"), and each of them will negotiate in good faith and use every commercially reasonable effort to finalize, execute and deliver a formal agreement containing such terms and any other terms and conditions as would be customary for a comparable jointly owned project.

Initial Participating Interest

Piper's initial participating interest under the Joint Venture Agreement will be 50%; Hidefields initial participating interest under the Joint Venture Agreement will be 50%.

Dilution of Participating Interest

After Hidefield has earned the Hidefield Interest, either Hidefield or Piper (each a "**Participant**") may elect to limit its contributions to an adopted program and budget (without regard to its vote on adoption of the program and budget) and to any remaining obligations of Piper under the Mines Trust Agreement as follows:

(a) to some lesser amount than its respective participating interest; or

(b) to not contribute at all.

The participating interest of the Participant electing either (a) or (b) above shall be recalculated at the time of election by dividing: (i) the sum of (a) the value of that Participant's Initial Contribution (as defined below), (b) the total of all that Participant's contributions to previous programs and budgets, and (c) the amount the Participant elects to contribute to the approved program and budget, by (ii) the sum of (a), (b) and (c) above for all Participants; and multiplying the result by 100. That is:

$$\frac{(a)+(b)+(c) \text{ diluting Participant}}{(a)+(b)+(c) \text{ all Participants}} \times 100 = \text{Recalculated Participating Interest}$$

The participating interest of the other Participant shall thereupon become the difference between 100% and the recalculated participating interest.

In the event that a Participant's participating interest is diluted to 5% or lower, such Participant's participating interest shall be automatically converted to a net profits interest equal to the diluted interest and such Participant shall no longer be obligated to contribute to future programs and budgets.

Initial Interests and Expenditures

Upon the formation of the Joint Venture, each of Piper and Hidefield will have initial actual and deemed expenditures (the "**Initial Contribution**") of US$1,500,000.

Joint Venture Operator

Piper will be the initial operator under the Joint Venture Agreement.

9. Assignment

Hidefield may not assign this Agreement and all or any part of its rights and obligations under this Agreement without the prior written consent of Piper and Mines Trust. Piper may not assign this Agreement and all or any part of its rights and obligations under this Agreement without prior written consent of Hidefield and Mines Trust.

10. Information regarding the Property

Piper agrees to provide Hidefield with all information pertinent to the Property, technical and otherwise, that may be available.

Upon termination of this Agreement, other than by exercising the Option under this Agreement, information pertinent to the Property provided by Piper will be returned to Piper within 15 days and all information developed by Hidefield pertinent to the Property will revert back to Piper and be delivered by Hidefield to Piper.

11. Enurement

This Agreement shall enure to the benefit of and be binding upon the respective successors, heirs, executors, administrators and assigns of each of the parties hereto and shall be governed by and construed in accordance with the laws of the Province of British Columbia.

12. No Conveyance

This Agreement conveys mineral exploration and mining rights to Hidefield but does not convey any ownership interest in real estate or surface estate of the Property.

13. Hidefield Indemnity

Hidefield agrees to indemnify and hold Piper harmless, and agrees to defend Piper from any legal action, alleged, or real relating to mining and/or exploration operations conducted by Hidefield under this Agreement and Joint Venture. This indemnity shall not include any legal actions that are solely the result of Piper's activities. This clause shall survive termination of this Agreement.

14. Piper Indemnity

Piper agrees to indemnify and hold Hidefield harmless, and agrees to defend Hidefield from any legal action, alleged, or real relating to mining or exploration operations conducted by Piper under this agreement and Joint Venture. This indemnity shall not include any legal actions that are solely the result of Hidefield activities. This clause shall survive termination of this Agreement.

15. Acknowledgement

Hidefield acknowledges that it has been provided with a copy of the Mines Trust Agreement.

16. Binding Agreement / Final Agreement

It is the intention of the parties that this Agreement shall constitute a binding agreement between the parties pending any conclusion of a final agreement.

17. Confidentiality

The parties agree to maintain all information with respect to the Property, this Agreement and the Property confidential, subject to any obligations to disclose such information in accordance with applicable stock exchange requirements or securities laws.

18. Further Assurances

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to this Agreement.

19. Counterparts/Facsimile

This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same Agreement.

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards,

PIPER CAPITAL INC.

Per: ______________________
Barry Domvile
President

Agreed and accepted this ____ day of ____________________, 2004.

HIDEFIELD GOLD PLC

Per: ______________________
John Prochnau
Executive Chairman

CONSENT

Mines Trust hereby acknowledges this binding letter of intent between Hidefield and Piper and consents to the option granted by Piper to Hidefield to acquire 50% of Piper's rights, title and interest in and to the Property under the Mines Trust Agreement.

Consented to this ____ day of ____________________, 2004.

MINES TRUST COMPANY

Per: ______________________
(Authorized Signatory)

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards,

PIPER CAPITAL INC.

Per: ____________________
Barry Doutville
President

Agreed and accepted this 6TH day of DECEMBER, 2004.

HIDEFIELD GOLD PLC

Per: ____________________
[illegible] KENNETH E. JUDGE
Executive Chairman

<u>CONSENT</u>

Mines Trust hereby acknowledges this binding letter of intent between Hidefield and Piper and consents to the option granted by Piper to Hidefield to acquire 50% of Piper's rights, title and interest in and to the Property under the Mines Trust Agreement.

Consented to this ______ day of ____________________, 2004.

MINES TRUST COMPANY

Per: ____________________
(Authorized Signatory)

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards,

PIPER CAPITAL INC.

Per: ______________________
Barry Dranvile
President

Agreed and accepted this _______ day of ____________________, 2004.

HIDEFIELD GOLD PLC

Per: ______________________
John Prochnau
Executive Chairman

CONSENT

Mines Trust hereby acknowledges this binding letter of intent between Hidefield and Piper and consents to the option granted by Piper to Hidefield to acquire 50% of Piper's rights, title and interest in and to the Property under the Mines Trust Agreement.

Consented to this 6th day of December, 2004.

MINES TRUST COMPANY

Per: C. C. Hawley
(Authorized Signatory)

SCHEDULE "A"

GOLDEN ZONE PROPERTY OF MINES TRUST CO.

All property in the Fairbanks Meridian (FM) and in the Talkeetna Recording District

I. NON-COMPETITIVE STATE OF ALASKA UPLAND MINING LEASE, ADL 580985.

The upland mining lease is in Sections 25, 26, 27, 34 & 35, T19S, R11W, FM and Sections 3, 4, 9 & 10, T20S, R11W, FM. It contains 2,920 acres more or less.

II. STATE OF ALASKA MINING CLAIMS.

A total of one-hundred forty-eight (148) claims containing 5,920 acres more or less, as:

A. Five (5) claims:

ADL-542477, RSC-40, within T20S, R11W, Section 3, FM
ADL-542478, RSC-41, within T20S, R11W, Section 4, FM
ADL-542489, RSC-52, within T20S, R11W, Section 4, FM
ADL-542493, RSC-56, within T20S, R11W, Section 3, FM
ADL-542494, RSC-57, within T20S, R11W, Section 9, FM

B. One-hundred twenty-seven (127) claims:

ADL-562987 through 563113, Gold King Nos 1 through 127, within T19S, R11W, FM, Sections 25, 26, 27, 35, & 36 and T20S, R11W, FM, Sections 1, 2, 3, 4, 9, 10, 11, 14, 15 & 16.

C. Six (6) claims:

ADL-563586 through 563591, DSCW-3 through DSCW-8, within T20S, R11W, Sections 5 & 8, FM

D. Eleven (11) claims within T20S, R11W, FM, Sections 5, 8, 12, and 34:

ADL-564882 Gold King 128
ADL-564891 Gold King 137
ADL-564901-564902 Gold King 147-148
ADL 564911-564912 Gold King 157-158
ADL 564921-564922 Gold King 167-168
ADL-564931-564932 Gold King 177-178
ADL-569913 RSC-1C

III. ONE (1) MILLSITE STAGING AREA LEASE ADL-547111, 40 acres more or less in the SW1/4, NE1/4, Section 22, T20W, R10W, FM.

IV. PRIVATE RAILWAY CROSSING (one-half interest), Alaska Railroad Corporation, Contract Number 7398, Supplement No. 5, at Railway Milepost 298.64 approximately 1.5 miles northeast of the Millsite Staging Area lease.

<u>SCHEDULE "B"</u>

PIPER CAPITAL INC.
c/o Suite 1260 - 1188 West Georgia Street
Vancouver, British Columbia
V6E 4A2

May 31st, 2002

Mines Trust Limited
Anchorage, Alaska

Attention: Dr. Charles Hawley, President

Dear Chuck,

Re: Acquisition of Interest in Golden Zone Property
Confirmation of Terms of Agreement in Principal

Further to our most recent discussions, the intent of this letter is to confirm the material terms of an agreement in principal that has been reached between Mines Trust Co., a private Alaskan corporation ("Mines Trust") and Piper Capital Inc., a Capital Pool Company incorporated under the laws of Alberta ("Piper"), with respect to the acquisition by Piper of a controlling interest in the "Golden Zone" mineral property presently held by Mines Trust and located in Alaska. It is the intention that this transaction will constitute the "Qualifying Transaction" of Piper, pursuant to the Policies of the Canadian Venture Exchange ("CDNX").

If the terms set out below are acceptable to Mines Trust, please indicate your acceptance by signing the attached duplicate of this letter and returning it to us. Once this letter is signed by both Mines Trust and Piper it will form an interim agreement between us with respect to the matters set out herein but will be binding on us only to the extent that we will each be obligated to use our reasonable best efforts to give effect to the transactions set out herein. In particular, this letter contemplates the execution of a more formal agreement, which will supercede our respective obligations under this letter of intent.

The principal terms of our agreement is as follows:

1. Piper will acquire from Mines Trust a controlling 51 percent interest in the "Golden Zone" mining property in the Talkeetna Recording District in Alaska, as described more fully in Schedule "A" to this letter. In general, the property consists of two-hundred and twenty-three (223) State of Alaska claims, each nominally 40 acres in size located in T.19 & 20 S., R. 11W, Fairbanks Meridian (FM) and of a Staging Area Lease (ADL No. 547111) of 40 acres in size in the SW1/4NE1/4 section 22, T. 20 S., R. 10. W., FM., and Mines Trust's one-half interest in a private railway crossing at ARC Milepost 298.64, ARRC Contract No. 7389, and any interest it possesses in the Colorado-Bull River road. The foregoing properties,

concessions and rights are collectively referred to in this letter as the "Golden Zone Interest". In association with the interest acquired by Piper in the Golden Zone Properties, Mines Trust will also grant Piper the use without fee other than the obligation to maintain in the ordinary course, of all buildings, workings, machinery on the claims owned by Mines Trust.

2. As consideration for the acquisition of the Golden Zone Interest, Piper will pay the following consideration to or to the direction of Mines Trust, in each case subject to the terms of this letter, to the approval of the shareholders of Piper, and to the issuance of all requisite regulatory approvals including without limitation the approval of the Canadian Venture Exchange:

(a) Piper shall pay an initial deposit of CDN$25,000, of which the equivalent of USD$10,000 shall represent a non-refundable deposit for the account of Mines Trust, and the balance of which shall be applied against Piper's obligations pursuant to subparagraph 2(c) below;

(b) Piper shall issue an aggregate of 1,250,000 fully paid and non-assessable Common shares from its treasury at a deemed price of CDN$0.15 per share ("Transaction Shares"). Mines Trust acknowledges that the CDNX may determine that some or all of the Transaction Shares be subject to a time-release escrow restriction in accordance with the policies of the CDNX. The time-release escrow restriction may include share transaction restrictions for up to six years. Mines Trust acknowledges that all or part of the Transaction Shares issued to Principals of the Resulting Issuer (as defined in CDNX policies) will be subject to a time-release escrow restriction. CDNX may impose additional escrow restrictions on the Transaction Shares.

(c) Piper shall pay Mines Trust an amount equal to the total expenditures incurred by Mines Trust at the request of Piper in connection with Piper's due diligence work. Piper shall pay these amounts at the first available opportunity, but in any event not later than two years from the date of issuance of the Transaction Shares.

3. In addition to the foregoing, Mines Trust will grant Piper the option to acquire an additional twenty-four percent (24%) interest in the Golden Zone properties, on the following terms and conditions:

(a) Piper will have the option for a period of two years to acquire an additional nine percent (9%), for a total interest of sixty percent (60%) by (i) incurring a minimum of USD$250,000 in costs on the Golden Zone properties; and (ii) issuing to Mines Trust a further 250,000 fully paid and non-assessable Common shares from its treasury.

(b) Subject to Piper exercising its right to acquire the additional 9% pursuant to (a) above, Piper will have the further option for a period of three years to acquire an additional fifteen percent (15%), for a total interest of seventy-five percent (75%) by (a) incurring a minimum of USD$750,000 in costs on the

Golden Zone properties (not including the payments made in satisfaction of the option in 3(a) above); and (ii) making a one time payment of USD$500,000, of which Piper may elect to satisfy half (USD$250,000) by the issuance of fully paid and non-assessable Common shares of Piper at a deemed price equal to the average of the preceding 60 days trading price.

4. Piper will have the right to obtain third party participation to advance exploration or development of the Golden Zone properties, in which case both parties agree to contribute proportionately to the interest negotiated for the third party participant (that is, both parties will share proportionate dilution) and the terms negotiated with the third party will apply equally and proportionately to the interests of both Piper and Mines Trust. In the event that Piper negotiates third party participation pursuant to which the third party makes not less than USD$250,000 in work expenditures on the property, Piper will be deemed to have earned a 60% interest in the properties pursuant to paragraph 3(a) above subject to issuing the 250,000 Common shares to Mines Trust pursuant to paragraph 3(a).

5. At any time after Piper acquires a 75% interest in the Golden Zone properties pursuant to 3(b) above, or enters into an agreement with a third party pursuant to which the third party obtains a participating interest in the Golden Zone properties, Mines Trust may elect convert its interest to a 2.5% NSR of which Piper may acquire 1% by the payment of USD$1,000,000.

6. Claims acquired by Piper or Mines Trust within five miles of the periphery of the existing Golden Zone claims during the term of this agreement become part of the agreement. Mines Trust also will deed any claims acquired in T. 19 S., R. 9 W., F. M. into this agreement.

7. Piper agrees to keep the Golden Zone claims in good standing by the timely payment of mining claims rentals, in lieu fees for annual labor, mill site (staging area) rentals and railroad crossing costs, and to make an annual contribution of USD$20,000 towards the office and administration costs of Mines Trust, until such time as Piper has earned a 75% interest in the Golden Zone properties.

8. Piper and Mines Trust agree that upon completion of the transactions contemplated by this letter, Mines Trust shall have the right to appoint one person to the board of directors of Piper, it being the intention that Charles Hawley will be the nominee. All designees shall be acceptable to the CDNX and eligible as directors under the Alberta Business Corporations Act. Piper will endeavor to expand its board with additional independent members with appropriate industry/public/finance experience.

9. Mines Trust represents and warrants to Piper as follows:

(a) all claims and rights comprising the Golden Zone properties are in good standing, and all applicable claim, lease and permit fees have been made as of the date of this letter, and that Mines Trust has the legal right and ability and corporate capacity to complete the transactions contemplated herein; and

(b) there are no undisclosed actions, suits or proceedings, pending or threatened against or affecting Mines Trust , at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and Mines Trust is not aware of any existing ground on which any such action, suits or proceeding might be commenced with any reasonable likelihood of success.

10. Piper represents and warrants to Mines Trust as follows:

(a) As of the date hereof, Piper has 3,833,333 Common shares outstanding and there are no outstanding options or other rights or any agreements capable of becoming rights or options to acquire Piper Shares except options to purchase 380,000 Piper Shares held by directors and officers of Piper; and options to purchase 250,000 Piper Shares held by Octagon Capital Corporation;

(b) Piper is a "reporting issuer" within the meaning of the *Securities Act* (British Columbia), is not in default of any requirement of any applicable securities laws and neither the CDNX, or any other regulatory authority having jurisdiction, has issued any order preventing or suspending trading of any securities of Piper and Piper is entitled to avail itself of the applicable prospectus exemptions available under applicable securities laws in respect of the issuance of the Transaction Shares contemplated in this letter of intent; and

(c) There are no undisclosed actions, suits or proceedings, pending or threatened against or affecting Piper at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and Piper is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

11. No adverse material change shall have occurred in the business, affairs, financial condition or operations of Mines Trust between the date of this letter and the date of completion of the transactions contemplated herein.

12. Except as otherwise specifically set forth herein, each party will bear its own expenses in connection with the contemplated transactions, including legal, accounting, and finders employed by such party. Piper and Mines Trust shall commission an independent geologist's report to be conducted respecting the Golden Zone properties in a form acceptable to the CDNX, and shall retain a member of the CDNX (Octagon Capital Corporation), to provide a sponsor's letter for the purposes of the CDNX requirements. Piper shall be responsible for the fees and costs relating to the valuation or assessment, legal and accounting fees and the sponsoring dealer letter except that Piper shall not be responsible and Mines Trust shall reimburse Piper for any such amounts if the transactions contemplated by this letter are not completed due to Mines Trust reneging on the terms of this letter of intent. Piper will reimburse Mines Trust for its actual legal and accounting costs if Piper reneges on the terms of this letter of intent.

13. Until the closing of the transactions contemplated by this letter, neither party shall, without the prior written consent of the other party, enter into any material contract in respect of its business or assets, other than in the ordinary course of business and each party shall continue to carry on its business and maintain its assets in the ordinary course of business.

14. Mines Trust acknowledges that Piper is a capital pool company and is subject to the CPC Policies, and that the transactions contemplated by this letter will constitute Piper's "Qualifying Transaction" as that term is defined in the CPC Policies. Prior to the completion of the Qualifying transaction, Piper must submit for review to the CDNX an information circular which must contain, full, true and plain disclosure of all material facts relating to particular matters to be acted upon by its shareholders, including the transactions contemplated by this letter. Piper will be required to include in its information circular, prospectus-level disclosure regarding the acquisition of the Golden Zone Interest, and Mines Trust agrees to provide Piper with such information, materials and assistance as may be reasonably required to allow Piper to comply with the CPC Policies.

15. The parties acknowledge that the Piper securities to be issued hereunder will be issued pursuant to exemptions from prospectus requirements of applicable securities laws and therefore will be subject to hold periods.

16. Each party shall have an opportunity to review, to its sole satisfaction, the financial condition, assets and affairs of the other party and to complete such other due diligence investigations of the other party that each party sees fit, with the results of such due diligence being satisfactory in each case. Each of Piper and Mines Trust shall provide to the other such information as to their respective financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party.

17. The parties shall proceed diligently and in good faith to complete all transactions contemplated in this letter of intent as soon as practicable and, to negotiate and settle the terms of definitive agreements for the such transactions (which shall contain terms and conditions as set out in this letter of intent and such other terms, conditions, covenants, representations and warranties as are normal for transactions of the nature of the Acquisition) for execution on or before June 30th, 2002 or such other date as may be mutually agreed to in writing between the parties.

18. The completion of the transactions contemplated in this letter of intent is subject to the parties executing definitive agreements as contemplated in paragraph 15 above and the approval of the CDNX, any other regulatory authority having jurisdiction and the respective directors and shareholders of Piper and Mines Trust in accordance with the applicable CDNX requirements.

19. From the date of the acceptance of this letter of intent until completion of the transactions contemplated herein or the termination of the negotiations contemplated herein, Mines Trust and Piper will not, directly or indirectly, solicit, initiate, assist,

facilitate, promote or encourage proposals or offers from, entertain or enter into discussions of negotiations with or provide information relating to the securities, business, operations, affairs or financial condition of Mines Trust or Piper to any persons, entity or group in connection with the acquisition or distribution of any securities of Mines Trust or Piper, or any amalgamation, merger consolidation, arrangement, restructuring, refinancing, sale of any material assets or part thereof Mines Trust or Piper, unless such action, matter or transaction is part of the transactions contemplated in this letter of intent or is satisfactory to, and is approved in writing in advance by the other party hereto or is necessary to carry on the normal course of business.

No disclosure or announcement, public or otherwise, in respect of this letter of intent or the transactions contemplated herein will be made by either party without the prior written agreement of the other party as to timing, content and method, providing that the obligations herein will not prevent either party from making, after consultation with the other party, such disclosure as its counsel advises is required by applicable law or the rules and policies of the CDNX.

Unless and until the transactions contemplated in this letter of intent have completed, except with the prior written consent of the other party, each of the parties and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

All such information in written form and document will be returned to the party originally delivering them in the event that the transactions provided for in this letter of intent are not completed.

This letter of intent may be executed and delivered in separate counterparts and delivered by one party to the other by facsimile, each of which when so executed and delivered shall be deemed an original and such counterparts shall together constitute one and the same agreement, and production of an originally executed copy of a transmittal facsimile of each counterpart execution page hereof shall be sufficient for purposes of proof of the execution and delivery of this letter of intent, and if this letter of intent is delivered by facsimile, the party so delivering this letter of intent shall within a reasonable time after such delivery deliver an originally executed copy to the other.

The closing of the transactions contemplated by this letter will occur as soon as reasonably possible but in any event on or before September 30th, 2002, unless otherwise agreed to by the parties.

Please accept this letter of intent to indicate your agreement in principle to proceed with the foregoing transactions on the terms and conditions hereof

Yours truly,

PIPER CAPITAL INC.

Per:

____

The terms and conditions of the transactions set out in this letter are accepted by Mines Trust Co. as of and with effect from the 31st day of May, 2002.

MINES TRUST CO.

Per: C. C. Hawley
Charles C Hawley, President

AMENDMENT NO. 1 TO LETTER AGREEMENT

THIS AGREEMENT dated for reference the 24th day of August 2004.

BETWEEN:

PIPER CAPITAL INC.

("Piper")

AND:

MINES TRUST CO.

("Mines Trust")

WHEREAS:

A. The parties entered into a letter agreement dated May 31, 2002 relating to the acquisition of an interest in the Golden Zone Property by Piper (the "Letter Agreement"); and

B. The parties wish to amend the Letter Agreement as described herein.

NOW THEREFORE in consideration of the sum of USD$1.00 paid by each of the parties hereto to the other and the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

1. <u>Amendments</u>

1.1 Section 1 of the Letter Agreement is amended by replacing "51 percent interest" with "53.12 percent interest".

1.2 Section 3 of the Letter Agreement is amended by replacing "twenty-four percent (24%) interest" with "sixteen point eighty-eight percent (16.88%) interest".

1.3 Subsection 3(a) of the Letter Agreement is amended by replacing "nine percent (9%)" with "one point eighty-eight percent (1.88%)" and by replacing "USD$250,000" with "USD$100,000".

1.4 Subsection 3(b) of the Letter Agreement is amended by replacing "an additional 9%" with "an additional 1.88%" ~~and by replacing "USD$250,000" with "USD$100,000"~~.

1.5 Section 4 of the Letter Agreement is amended by replacing "USD$250,000" with "USD$100,000".

1.6 Section 17 of the Letter Agreement is amended by replacing "June 30th, 2002" with "December 31st, 2004".

1.7 The second last paragraph of the Letter Agreement is amended by replacing "September 30th, 2002" with "December 31st, 2004".

2. <u>Acknowledgement</u>

2.1 Piper and Mines Trust acknowledge and agree that, as at August 24, 2004, Piper has fulfilled its obligations under subsection 2(a) of the Letter Agreement.

[illegible]

3. General Matters

3.1 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

3.2 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

PIPER CAPITAL INC.	MINES TRUST COMPANY
per:	per:
Authorized Signatory	Authorized Signatory

3. **General Matters**

3.1 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

3.2 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

PIPER CAPITAL INC.	MINES TRUST COMPANY
per:	per:
______________________	G. G. Hawley
Authorized Signatory	Authorized Signatory

SCHEDULE "C"

SCHEDULE "C"

PHASE I, 2005 EXPLORATION PROGRAM, GOLDEN ZONE PROPERTY

8000 FEET OF DRILLING, POSSIBLY ALL CORE, OR 5000 FEET OF CORE AND 3000 FEET OF RC; 3000 FEET OF DOZER-EXCAVATOR TRENCH

GOLDEN ZONE AREA: STEP OUT HOLES ON LINES 6100E, 5700E, 4250E AND 3850 E, TARGETS: Shear Zones, Mineralized Dikes, Carbonate Replacement deposits, and buried igneous ridges.
BRECCIA PIPE HOLES ON LINES 4600E AND 4750E: TARGETS: Footwall of breccia pipe (4600E) and mineralized walls of pipe on 4750E.

LONG CREEK AREA: TARGETS: Carbonate Replacement Deposits and Porphyry type mineralization

SCHEDULE: Mobilize May 1 all drilling and trenching to be completed July 31.

GENERALIZED BUDGET

1. Mob-demob	$19,000
2. Direct and indirect fees paid to driller	188,000
3. Drill fuel	22,000
4. Assay, sample prep, core storage	68,000
5. Personal: Geologic (4); operator-mechanic, general labor (2), camp (2)	100,000
*6. Food & Lodging; 13 men at $20/day, 75 days	19,500
7. Generator, HE, and camp fuel	15,000
8. Heavy equipment, 4 & 6-wheelers	40,000

Total Cost $471,500 or $58.94/foot all in; with 10% contingency (total $518,650) or $64.83/foot all in. If all drilling was core, the direct and indirect amount paid to drillers would be about $224,000 instead of 188,000; the higher per foot costs would, however, be partly offset by lower fuel cost, and the program would fall within the contingent budget.

All dollars are USD.

***6. Includes 4 drillers.**

SCHEDULE "D"


DENALI FAULT
CANTWELL
NATIONAL PARK
YENTNA PLACER DISTRICT
TALKEETNA
63°00'
62°00'
150°00'
REPRESENTATIVE OCCURRENCES
6. PARTIN CREEK
7. ELDRIDGE
LIST CONT.
9. TURNER
10. MT. ESTELLE
12. UNNAMED
MT. McKINLEY
TALKEETNA
TYONEK
LIME HILLS
INDEX MAP OF 1:250,000 QUADS
50 MILES
1:2,000,000

EXHIBIT GEOLOGIC AREA OF MUTUAL INTEREST: CHULITNA-YENTNA BELT

PIPER CAPITAL INC.
Suite 470 – 1040 West Georgia Street
Vancouver, BC
V6E 4H1

December 6, 2004

Hidefield Gold plc
The Cottage, 11 Chapel Road
Rowledge, Farnham, Surrey
GU104AW England

Attention: Mr. John Prochnau

BINDING LETTER OF INTENT

RE: Golden Zone Property comprising (1) (a) a State of Alaska Upland Mining Lease, ADL 580985, containing approximately 2,920 acres, (b) contiguous 150 State of Alaska mining claims, containing approximately 6,000 acres, both of which are in T19 and 20S, R11 W, Fairbanks Meridian, and (2) a noncontiguous Millsite Staging area lease, ADL 547111, containing approximately 40 acres in T 20S, R10 W, Fairbanks Meridian, as more particularly described in Schedule "A" hereto (the "**Property**").

Pursuant to an agreement dated May 31, 2002 between Piper Capital Inc. ("**Piper**") and Mines Trust Company ("**Mines Trust**"), as amended August 24, 2004 (the "**Mines Trust Agreement**"), attached as Schedule "B" hereto, Piper has the right to acquire up to a 75% interest in the Property on the following basis:

A. Initially, Piper will acquire a controlling 58.12% interest in the Property by issuing to Mines Trust 1,250,000 shares of Piper. Hidefield acknowledges that Piper has already also incurred additional exploration expenditures and made certain payments in order to work towards acquiring this 58.12% interest.

B. Piper will also have the option for a period of five years to acquire an additional 16.88% interest in the Property, on the following terms and conditions:

(i) Piper will have the option for a period of two years to acquire an additional 1.88% interest, for a total interest of 60% by (i) incurring a minimum of US$100,000 in costs on the Property; and (ii) issuing to Mines Trust a further 250,000 shares of Piper.

(ii) Subject to Piper exercising its right to acquire the additional 1.88% pursuant to B(i) above, Piper will have the further option for a period of three years from the date of the exercise of the option to acquire the additional 1.88% interest to acquire an additional 15% interest, for a total interest of 75% by incurring a minimum of US$750,000 in costs on the Property and making a one time payment to Mines Trust of US$500,000, of which Piper may elect to satisfy half by issuing US$250,000 of shares of Piper calculated at a deemed price equal to the average trading price of the shares on the TSX Venture Exchange during the preceding 60 days.

C. In the event that Piper acquires a 75% interest in the Property pursuant to B(ii) above, or if Piper enters into an agreement with a third party pursuant to which the third party obtains a

participating interest in the Property, Mines Trust may elect to convert its remaining interest at any time thereafter to a 2.5% NSR, of which Piper may acquire 1% by paying US$1,000,000.

D. Claims acquired by Piper or Mines Trust within five miles of the periphery of the existing Property will also become part of the Mines Trust Agreement.

E. Mines Trust will have the right to nominate one person for election to the board of directors of Piper. The initial nominee directors of Mines Trust are Dr. Charles Hawley and Serena Domvile.

F. Piper will assume responsibility for all continuing property maintenance payments (which presently total approximately US$31,600 per annum) and contribute US$20,000 per annum towards Mines Trust's administration expenses, in each case until such time as Piper acquires a 75% interest in the Property.

We are writing to confirm the terms on which Piper agrees to grant an option to Hidefield Gold plc ("**Hidefield**") to purchase 50% of Piper's rights, title and interest in and to the Property acquired under the Mines Trust Agreement.

In consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, each of Piper and Hidefield covenants and agrees each with the other under the terms as provided below and consents to the grant of the option hereunder on the following terms and conditions:

1. **Share Issuances and Work Commitments**

Piper hereby gives and grants to Hidefield the sole and exclusive option (the "**Option**") to acquire directly or through a subsidiary or affiliate 50% of Piper's rights, title and interest in and to the Property acquired under the Mines Trust Agreement (the "**Hidefield Interest**"). Hidefield shall have exercised the Option, acquired the Hidefield Interest and title to the Hidefield Interest shall vest in Hidefield upon Hidefield's completion of the following funding requirements.

*a) **Contributions by Hidefield:***

Hidefield agrees to provide an aggregate of US$1,500,000 towards exploration expenditures, property maintenance costs, administration expenses, payments to Mines Trust pursuant to the Mines Trust Agreement and expenditures of any kind whatsoever pursuant to reasonable programs and budgets approved by a management committee (to exist for the duration of the Option earn-in period) composed of one member appointed by each of Piper and Hidefield, with the Hidefield member holding a casting vote. In order to maintain the Option in good standing, Hidefield must provide such funding according to the following schedule:

Date	Amount	Cumulative Amount
On or before December 31, 2005	$300,000	$ 300,000
On or before December 31, 2006	$600,000	$ 900,000
On or before December 31, 2007	$600,000	$1,500,000

Hidefield and Piper acknowledge and agree that Hidefield shall not be obligated to provide any of the aforementioned funding prior to 30 days following completion by Piper of the work program (the "**Decision Date**") attached hereto as Schedule "C". Hidefield must provide Piper with written confirmation on or before the Decision Date if it wishes to proceed with the Option and Hidefield will

thereafter maintain its rights under the Option by meeting the aforementioned funding requirements; provided, however, that Hidefield will have the right to withdraw at any time, thereby terminating said rights, by providing Piper 30 days advance written notice of such withdrawal. In the event the Piper work program attached hereto as Schedule "C" is not completed on or before July 31, 2005, Hidefield shall have the right to defer all or part of that funding required by December 31, 2005 until the following year in which event any unfunded portion shall be in addition to the $600,000 required in 2006.

For greater certainty, Piper and Hidefield agree that upon Piper earning-in its full option under the Mines Trust Agreement and acquiring a 75% interest in and to the Property, any funding remaining to be made by Hidefield under this section 1(a) may be advanced to Piper as funding for the Joint Venture to be formed under section 8 below at any time before such funding is due to be completed by Hidefield, such that Hidefield shall have upon such advance earned the Hidefield Interest; provided that such advanced funding shall not be counted towards altering the initial participating interest or Initial Contribution calculations in section 8 below.

2. Area of Mutual Interest

Claims acquired by Piper or Hidefield within five miles of the periphery of the existing Property will also become part of this Agreement and of the Mines Trust Agreement. Outside of this five mile area, claims and other mineral interests acquired by Piper or Hidefield in the Chulitna-Yentna Mineral Belt described in Schedule "D" hereto will also become part of this Agreement. Claims and other mineral interests outside of the Chulitna-Yentna Mineral Belt described in Schedule "D" hereto may be added to this Agreement by consent of each party hereto.

3. Operatorship

Piper is to be the operator for the duration of the Option earn-in by Hidefield.

4. Exclusivity

Piper and Hidefield agree to work together on a best efforts basis to negotiate an agreement with Mines Trust whereby the remaining 25% interest in the Property not subject to the Mines Trust Agreement is acquired by Piper and Hidefield on a 50%/50% basis, subject to a net smelter royalty in favour of Mines Trust.

5. Title to Property

Piper represents and warrants that, upon earning-in its full option under the Mines Trust Agreement, Piper will be the legal and beneficial owner of a 75% interest in and to the Property, free and clear of all liens, charges, encumbrances and royalties and conflicting claims and rights of whatsoever nature and kind, that the Property is in good standing and that, other than Mines Trust, no other person or body corporate has any agreement, option, right or privilege capable of becoming an agreement for the purchase of the Property or an interest therein.

6. Conditions Precedent

The granting of the Option is subject to (i) receipt by Piper and Hidefield of the consent of Mines Trust to the grant of the Option by December 13, 2004, (ii) completion of due diligence examinations by Hidefield in respect to the Property and Piper to its reasonable satisfaction and written confirmation on or before the Decision Date by Hidefield to Piper that it wishes to continue with the Option; and (iii) in connection with a private placement financing currently being undertaken by Piper, Hidefield subscribing for and

purchasing a minimum of 2,500,000 units of the capital of Piper at a cost of CDN$0.20 per unit, each unit to comprise one common share in the capital of Piper and one-half share purchase warrant, one whole warrant entitling the holder to purchase one additional common share of Piper, at a price of CDN$0.25, for a period of one year.

7. **Directors**

Hidefield shall have the right, upon the completion of Piper's announced "qualifying transaction" with respect to the Property, to nominate one director to the Board of Directors of Piper, the appointment of such nominee being subject to necessary regulatory and exchange approvals. In addition, Hidefield shall have the right at the next meeting of shareholders of Piper held to elect directors of Piper, to nominate two directors (including the director already nominated in the preceding sentence or a replacement nominee therefor) to the Board of Directors of Piper, the appointment of such nominees being subject to necessary regulatory and exchange approvals.

8. **Formation of Joint Venture**

Upon Hidefield acquiring the Hidefield Interest:

(a) Piper and Hidefield will be deemed to have formed a joint venture (the "**Joint Venture**") for the purpose of carrying out all such acts which are necessary or appropriate, directly or indirectly, to:

(i) hold the Property and the other assets of the Joint Venture,

(ii) explore the Property for minerals and, if feasible, develop a mine thereon,

(iii) so long as it is technically, economically and legally feasible, operate such mine and exploit the minerals extracted from the Property, and

(iv) carry out any other activity in connection with or incidental to any of the foregoing; and

(b) Piper and Hidefield will enter into a joint venture agreement (the "**Joint Venture Agreement**"), and each of them will negotiate in good faith and use every commercially reasonable effort to finalize, execute and deliver a formal agreement containing such terms and any other terms and conditions as would be customary for a comparable jointly owned project.

Initial Participating Interest

Piper's initial participating interest under the Joint Venture Agreement will be 50%; Hidefields initial participating interest under the Joint Venture Agreement will be 50%.

Dilution of Participating Interest

After Hidefield has earned the Hidefield Interest, either Hidefield or Piper (each a "**Participant**") may elect to limit its contributions to an adopted program and budget (without regard to its vote on adoption of the program and budget) and to any remaining obligations of Piper under the Mines Trust Agreement as follows:

(a) to some lesser amount than its respective participating interest; or

(b) to not contribute at all.

The participating interest of the Participant electing either (a) or (b) above shall be recalculated at the time of election by dividing: (i) the sum of (a) the value of that Participant's Initial Contribution (as defined below), (b) the total of all that Participant's contributions to previous programs and budgets, and (c) the amount the Participant elects to contribute to the approved program and budget, by (ii) the sum of (a), (b) and (c) above for all Participants; and multiplying the result by 100. That is:

$$\frac{(a)+(b)+(c)\text{ diluting Participant}}{(a)+(b)+(c)\text{ all Participants}} \times 100 = \text{Recalculated Participating Interest}$$

The participating interest of the other Participant shall thereupon become the difference between 100% and the recalculated participating interest.

In the event that a Participant's participating interest is diluted to 5% or lower, such Participant's participating interest shall be automatically converted to a net profits interest equal to the diluted interest and such Participant shall no longer be obligated to contribute to future programs and budgets.

Initial Interests and Expenditures

Upon the formation of the Joint Venture, each of Piper and Hidefield will have initial actual and deemed expenditures (the "**Initial Contribution**") of US$1,500,000.

Joint Venture Operator

Piper will be the initial operator under the Joint Venture Agreement.

9. Assignment

Hidefield may not assign this Agreement and all or any part of its rights and obligations under this Agreement without the prior written consent of Piper and Mines Trust. Piper may not assign this Agreement and all or any part of its rights and obligations under this Agreement without prior written consent of Hidefield and Mines Trust.

10. Information regarding the Property

Piper agrees to provide Hidefield with all information pertinent to the Property, technical and otherwise, that may be available.

Upon termination of this Agreement, other than by exercising the Option under this Agreement, information pertinent to the Property provided by Piper will be returned to Piper within 15 days and all information developed by Hidefield pertinent to the Property will revert back to Piper and be delivered by Hidefield to Piper.

11. Enurement

This Agreement shall enure to the benefit of and be binding upon the respective successors, heirs, executors, administrators and assigns of each of the parties hereto and shall be governed by and construed in accordance with the laws of the Province of British Columbia.

12. No Conveyance

This Agreement conveys mineral exploration and mining rights to Hidefield but does not convey any ownership interest in real estate or surface estate of the Property.

13. Hidefield Indemnity

Hidefield agrees to indemnify and hold Piper harmless, and agrees to defend Piper from any legal action, alleged, or real relating to mining and/or exploration operations conducted by Hidefield under this Agreement and Joint Venture. This indemnity shall not include any legal actions that are solely the result of Piper's activities. This clause shall survive termination of this Agreement.

14. Piper Indemnity

Piper agrees to indemnify and hold Hidefield harmless, and agrees to defend Hidefield from any legal action, alleged, or real relating to mining or exploration operations conducted by Piper under this agreement and Joint Venture. This indemnity shall not include any legal actions that are solely the result of Hidefield activities. This clause shall survive termination of this Agreement.

15. Acknowledgement

Hidefield acknowledges that it has been provided with a copy of the Mines Trust Agreement.

16. Binding Agreement / Final Agreement

It is the intention of the parties that this Agreement shall constitute a binding agreement between the parties pending any conclusion of a final agreement.

17. Confidentiality

The parties agree to maintain all information with respect to the Property, this Agreement and the Property confidential, subject to any obligations to disclose such information in accordance with applicable stock exchange requirements or securities laws.

18. Further Assurances

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to this Agreement.

19. Counterparts/Facsimile

This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same Agreement.

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards,

PIPER CAPITAL INC.

Per: ______________________
Barry Domvile
President

Agreed and accepted this ______ day of ____________________, 2004.

HIDEFIELD GOLD PLC

Per: ______________________
John Prochnau
Executive Chairman

CONSENT

Mines Trust hereby acknowledges this binding letter of intent between Hidefield and Piper and consents to the option granted by Piper to Hidefield to acquire 50% of Piper's rights, title and interest in and to the Property under the Mines Trust Agreement.

Consented to this ______ day of ________________________, 2004.

MINES TRUST COMPANY

Per: ______________________
(Authorized Signatory)

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards,

PIPER CAPITAL INC.

Per: ______________________
Barry Domvile
President

Agreed and accepted this 24 day of DECEMBER 2004.

HIDEFIELD GOLD PLC

Per: ______________________
~~[illegible]~~ KENNETH F. JUDGE
Executive Chairman

<u>**CONSENT**</u>

Mines Trust hereby acknowledges this binding letter of intent between Hidefield and Piper and consents to the option granted by Piper to Hidefield to acquire 50% of Piper's rights, title and interest in and to the Property under the Mines Trust Agreement.

Consented to this _______ day of ______________________ 2004.

MINES TRUST COMPANY

Per ______________________
(Authorized Signatory)

[illegible]

If you are in agreement with the terms outlined above, please acknowledge with your signature below.

Regards,

PIPER CAPITAL INC.

Per: ______________________
Barry Doravile
President

Agreed and accepted this ______ day of ____________________, 2004.

HIDEFIELD GOLD PLC

Per: ______________________
John Frochman
Executive Chairman

CONSENT

Mines Trust hereby acknowledges this binding letter of intent between Hidefield and Piper and consents to the option granted by Piper to Hidefield to acquire 50% of Piper's rights, title and interest in and to the Property under the Mines Trust Agreement.

Consented to this 6th day of December, 2004.

MINES TRUST COMPANY

Per: C. C. Hawley
(Authorized Signatory)

SCHEDULE "A"

GOLDEN ZONE PROPERTY OF MINES TRUST CO.

All property in the Fairbanks Meridian (FM) and in the Talkeetna Recording District

I. NON-COMPETITIVE STATE OF ALASKA UPLAND MINING LEASE, ADL 580985.

The upland mining lease is in Sections 25, 26, 27, 34 & 35, T19S, R11W, FM and Sections 3, 4, 9 & 10, T20S, R11W, FM. It contains 2,920 acres more or less.

II. STATE OF ALASKA MINING CLAIMS.

A total of one-hundred forty-eight (148) claims containing 5,920 acres more or less, as:

A. Five (5) claims:

ADL-542477, RSC-40, within T20S, R11W, Section 3, FM
ADL-542478, RSC-41, within T20S, R11W, Section 4, FM
ADL-542489, RSC-52, within T20S, R11W, Section 4, FM
ADL-542493, RSC-56, within T20S, R11W, Section 3, FM
ADL-542494, RSC-57, within T20S, R11W, Section 9, FM

B. One-hundred twenty-seven (127) claims:

ADL-562987 through 563113, Gold King Nos 1 through 127, within T19S, R11W, FM, Sections 25, 26, 27, 35, & 36 and T20S, R11W, FM, Sections 1, 2, 3, 4, 9, 10, 11, 14, 15 & 16.

C. Six (6) claims:

ADL-563586 through 563591, DSCW-3 through DSCW-8, within T20S, R11W, Sections 5 & 8, FM

D. Eleven (11) claims within T20S, R11W, FM, Sections 5, 8, 12, and 34:
ADL-564882 Gold King 128
ADL-564891 Gold King 137
ADL-564901-564902 Gold King 147-148
ADL-564911-564912 Gold King 157-158
ADL-564921-564922 Gold King 167-168
ADL-564931-564932 Gold King 177-178
ADL-569913 RSC-1C

III. ONE (1) MILLSITE STAGING AREA LEASE ADL-547111, 40 acres more or less in the SW1/4, NE1/4, Section 22, T20W, R10W, FM.

IV. PRIVATE RAILWAY CROSSING (one-half interest), Alaska Railroad Corporation, Contract Number 7398, Supplement No. 5, at Railway Milepost 298.64 approximately 1.5 miles northeast of the Millsite Staging Area lease.

SCHEDULE "B"

PIPER CAPITAL INC.
c/o Suite 1260 - 1188 West Georgia Street
Vancouver, British Columbia
V6E 4A2

May 31st, 2002

Mines Trust Limited
Anchorage, Alaska

Attention: Dr. Charles Hawley, President

Dear Chuck,

Re: **Acquisition of Interest in Golden Zone Property**
Confirmation of Terms of Agreement in Principal

Further to our most recent discussions, the intent of this letter is to confirm the material terms of an agreement in principal that has been reached between Mines Trust Co., a private Alaskan corporation ("Mines Trust") and Piper Capital Inc., a Capital Pool Company incorporated under the laws of Alberta ("Piper"), with respect to the acquisition by Piper of a controlling interest in the "Golden Zone" mineral property presently held by Mines Trust and located in Alaska. It is the intention that this transaction will constitute the "Qualifying Transaction" of Piper, pursuant to the Policies of the Canadian Venture Exchange ("CDNX").

If the terms set out below are acceptable to Mines Trust, please indicate your acceptance by signing the attached duplicate of this letter and returning it to us. Once this letter is signed by both Mines Trust and Piper it will form an interim agreement between us with respect to the matters set out herein but will be binding on us only to the extent that we will each be obligated to use our reasonable best efforts to give effect to the transactions set out herein. In particular, this letter contemplates the execution of a more formal agreement, which will supercede our respective obligations under this letter of intent.

The principal terms of our agreement is as follows:

1. Piper will acquire from Mines Trust a controlling 51 percent interest in the "Golden Zone" mining property in the Talkeetna Recording District in Alaska, as described more fully in Schedule "A" to this letter. In general, the property consists of two-hundred and twenty-three (223) State of Alaska claims, each nominally 40 acres in size located in T.19 & 20 S., R. 11W, Fairbanks Meridian (FM) and of a Staging Area Lease (ADL No. 547111) of 40 acres in size in the SW1/4NE1/4 section 22, T. 20 S., R. 10. W., FM., and Mines Trust's one-half interest in a private railway crossing at ARC Milepost 298.64, ARRC Contract No. 7389, and any interest it possesses in the Colorado-Bull River road. The foregoing properties,

concessions and rights are collectively referred to in this letter as the "Golden Zone Interest". In association with the interest acquired by Piper in the Golden Zone Properties, Mines Trust will also grant Piper the use without fee other than the obligation to maintain in the ordinary course, of all buildings, workings, machinery on the claims owned by Mines Trust.

2. As consideration for the acquisition of the Golden Zone Interest, Piper will pay the following consideration to or to the direction of Mines Trust, in each case subject to the terms of this letter, to the approval of the shareholders of Piper, and to the issuance of all requisite regulatory approvals including without limitation the approval of the Canadian Venture Exchange:

(a) Piper shall pay an initial deposit of CDN$25,000, of which the equivalent of USD$10,000 shall represent a non-refundable deposit for the account of Mines Trust, and the balance of which shall be applied against Piper's obligations pursuant to subparagraph 2(c) below;

(b) Piper shall issue an aggregate of 1,250,000 fully paid and non-assessable Common shares from its treasury at a deemed price of CDN$0.15 per share ("Transaction Shares"). Mines Trust acknowledges that the CDNX may determine that some or all of the Transaction Shares be subject to a time-release escrow restriction in accordance with the policies of the CDNX. The time-release escrow restriction may include share transaction restrictions for up to six years. Mines Trust acknowledges that all or part of the Transaction Shares issued to Principals of the Resulting Issuer (as defined in CDNX policies) will be subject to a time-release escrow restriction. CDNX may impose additional escrow restrictions on the Transaction Shares.

(c) Piper shall pay Mines Trust an amount equal to the total expenditures incurred by Mines Trust at the request of Piper in connection with Piper's due diligence work. Piper shall pay these amounts at the first available opportunity, but in any event not later than two years from the date of issuance of the Transaction Shares.

3. In addition to the foregoing, Mines Trust will grant Piper the option to acquire an additional twenty-four percent (24%) interest in the Golden Zone properties, on the following terms and conditions:

(a) Piper will have the option for a period of two years to acquire an additional nine percent (9%), for a total interest of sixty percent (60%) by (i) incurring a minimum of USD$250,000 in costs on the Golden Zone properties; and (ii) issuing to Mines Trust a further 250,000 fully paid and non-assessable Common shares from its treasury.

(b) Subject to Piper exercising its right to acquire the additional 9% pursuant to (a) above, Piper will have the further option for a period of three years to acquire an additional fifteen percent (15%), for a total interest of seventy-five percent (75%) by (a) incurring a minimum of USD$750,000 in costs on the

Golden Zone properties (not including the payments made in satisfaction of the option in 3(a) above); and (ii) making a one time payment of USD$500,000, of which Piper may elect to satisfy half (USD$250,000) by the issuance of fully paid and non-assessable Common shares of Piper at a deemed price equal to the average of the preceding 60 days trading price.

4. Piper will have the right to obtain third party participation to advance exploration or development of the Golden Zone properties, in which case both parties agree to contribute proportionately to the interest negotiated for the third party participant (that is, both parties will share proportionate dilution) and the terms negotiated with the third party will apply equally and proportionately to the interests of both Piper and Mines Trust. In the event that Piper negotiates third party participation pursuant to which the third party makes not less than USD$250,000 in work expenditures on the property, Piper will be deemed to have earned a 60% interest in the properties pursuant to paragraph 3(a) above subject to issuing the 250,000 Common shares to Mines Trust pursuant to paragraph 3(a).

5. At any time after Piper acquires a 75% interest in the Golden Zone properties pursuant to 3(b) above, or enters into an agreement with a third party pursuant to which the third party obtains a participating interest in the Golden Zone properties, Mines Trust may elect convert its interest to a 2.5% NSR of which Piper may acquire 1% by the payment of USD$1,000,000.

6. Claims acquired by Piper or Mines Trust within five miles of the periphery of the existing Golden Zone claims during the term of this agreement become part of the agreement. Mines Trust also will deed any claims acquired in T. 19 S., R. 9 W., F. M. into this agreement.

7. Piper agrees to keep the Golden Zone claims in good standing by the timely payment of mining claims rentals, in lieu fees for annual labor, mill site (staging area) rentals and railroad crossing costs, and to make an annual contribution of USD$20,000 towards the office and administration costs of Mines Trust, until such time as Piper has earned a 75% interest in the Golden Zone properties.

8. Piper and Mines Trust agree that upon completion of the transactions contemplated by this letter, Mines Trust shall have the right to appoint one person to the board of directors of Piper, it being the intention that Charles Hawley will be the nominee. All designees shall be acceptable to the CDNX and eligible as directors under the Alberta Business Corporations Act. Piper will endeavor to expand its board with additional independent members with appropriate industry/public/finance experience.

9. Mines Trust represents and warrants to Piper as follows:

(a) all claims and rights comprising the Golden Zone properties are in good standing, and all applicable claim, lease and permit fees have been made as of the date of this letter, and that Mines Trust has the legal right and ability and corporate capacity to complete the transactions contemplated herein; and

(b) there are no undisclosed actions, suits or proceedings, pending or threatened against or affecting Mines Trust , at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and Mines Trust is not aware of any existing ground on which any such action, suite or proceeding might be commenced with any reasonable likelihood of success.

10. Piper represents and warrants to Mines Trust as follows:

(a) As of the date hereof, Piper has 3,833,333 Common shares outstanding and there are no outstanding options or other rights or any agreements capable of becoming rights or options to acquire Piper Shares except options to purchase 380,000 Piper Shares held by directors and officers of Piper; and options to purchase 250,000 Piper Shares held by Octagon Capital Corporation;

(b) Piper is a "reporting issuer" within the meaning of the *Securities Act* (British Columbia), is not in default of any requirement of any applicable securities laws and neither the CDNX, or any other regulatory authority having jurisdiction, has issued any order preventing or suspending trading of any securities of Piper and Piper is entitled to avail itself of the applicable prospectus exemptions available under applicable securities laws in respect of the issuance of the Transaction Shares contemplated in this letter of intent; and

(c) There are no undisclosed actions, suits or proceedings, pending or threatened against or affecting Piper at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and Piper is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

11. No adverse material change shall have occurred in the business, affairs, financial condition or operations of Mines Trust between the date of this letter and the date of completion of the transactions contemplated herein.

12. Except as otherwise specifically set forth herein, each party will bear its own expenses in connection with the contemplated transactions, including legal, accounting, and finders employed by such party. Piper and Mines Trust shall commission an independent geologist's report to be conducted respecting the Golden Zone properties in a form acceptable to the CDNX, and shall retain a member of the CDNX (Octagon Capital Corporation), to provide a sponsor's letter for the purposes of the CDNX requirements. Piper shall be responsible for the fees and costs relating to the valuation or assessment, legal and accounting fees and the sponsoring dealer letter except that Piper shall not be responsible and Mines Trust shall reimburse Piper for any such amounts if the transactions contemplated by this letter are not completed due to Mines Trust reneging on the terms of this letter of intent. Piper will reimburse Mines Trust for its actual legal and accounting costs if Piper reneges on the terms of this letter of intent.

13. Until the closing of the transactions contemplated by this letter, neither party shall, without the prior written consent of the other party, enter into any material contract in respect of its business or assets, other than in the ordinary course of business and each party shall continue to carry on its business and maintain its assets in the ordinary course of business.

14. Mines Trust acknowledges that Piper is a capital pool company and is subject to the CPC Policies, and that the transactions contemplated by this letter will constitute Piper's "Qualifying Transaction" as that term is defined in the CPC Policies. Prior to the completion of the Qualifying transaction, Piper must submit for review to the CDNX an information circular which must contain, full, true and plain disclosure of all material facts relating to particular matters to be acted upon by its shareholders, including the transactions contemplated by this letter. Piper will be required to include in its information circular, prospectus-level disclosure regarding the acquisition of the Golden Zone Interest, and Mines Trust agrees to provide Piper with such information, materials and assistance as may be reasonably required to allow Piper to comply with the CPC Policies.

15. The parties acknowledge that the Piper securities to be issued hereunder will be issued pursuant to exemptions from prospectus requirements of applicable securities laws and therefore will be subject to hold periods.

16. Each party shall have an opportunity to review, to its sole satisfaction, the financial condition, assets and affairs of the other party and to complete such other due diligence investigations of the other party that each party sees fit, with the results of such due diligence being satisfactory in each case. Each of Piper and Mines Trust shall provide to the other such information as to their respective financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party.

17. The parties shall proceed diligently and in good faith to complete all transactions contemplated in this letter of intent as soon as practicable and, to negotiate and settle the terms of definitive agreements for the such transactions (which shall contain terms and conditions as set out in this letter of intent and such other terms, conditions, covenants, representations and warranties as are normal for transactions of the nature of the Acquisition) for execution on or before June 30th, 2002 or such other date as may be mutually agreed to in writing between the parties.

18. The completion of the transactions contemplated in this letter of intent is subject to the parties executing definitive agreements as contemplated in paragraph 15 above and the approval of the CDNX, any other regulatory authority having jurisdiction and the respective directors and shareholders of Piper and Mines Trust in accordance with the applicable CDNX requirements.

19. From the date of the acceptance of this letter of intent until completion of the transactions contemplated herein or the termination of the negotiations contemplated herein, Mines Trust and Piper will not, directly or indirectly, solicit, initiate, assist,

facilitate, promote or encourage proposals or offers from, entertain or enter into discussions of negotiations with or provide information relating to the securities, business, operations, affairs or financial condition of Mines Trust or Piper to any persons, entity or group in connection with the acquisition or distribution of any securities of Mines Trust or Piper, or any amalgamation, merger consolidation, arrangement, restructuring, refinancing, sale of any material assets or part thereof Mines Trust or Piper, unless such action, matter or transaction is part of the transactions contemplated in this letter of intent or is satisfactory to, and is approved in writing in advance by the other party hereto or is necessary to carry on the normal course of business.

No disclosure or announcement, public or otherwise, in respect of this letter of intent or the transactions contemplated herein will be made by either party without the prior written agreement of the other party as to timing, content and method, providing that the obligations herein will not prevent either party from making, after consultation with the other party, such disclosure as its counsel advises is required by applicable law or the rules and policies of the CDNX.

Unless and until the transactions contemplated in this letter of intent have completed, except with the prior written consent of the other party, each of the parties and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

All such information in written form and document will be returned to the party originally delivering them in the event that the transactions provided for in this letter of intent are not completed.

This letter of intent may be executed and delivered in separate counterparts and delivered by one party to the other by facsimile, each of which when so executed and delivered shall be deemed an original and such counterparts shall together constitute one and the same agreement, and production of an originally executed copy of a transmittal facsimile of each counterpart execution page hereof shall be sufficient for purposes of proof of the execution and delivery of this letter of intent, and if this letter of intent is delivered by facsimile, the party so delivering this letter of intent shall within a reasonable time after such delivery deliver an originally executed copy to the other.

The closing of the transactions contemplated by this letter will occur as soon as reasonably possible but in any event on or before September 30th, 2002, unless otherwise agreed to by the parties.

Please accept this letter of intent to indicate your agreement in principle to proceed with the foregoing transactions on the terms and conditions hereof

Yours truly,

PIPER CAPITAL INC.

Per:

____

The terms and conditions of the transactions set out in this letter are accepted by Mines Trust Co. as of and with effect from the 31st day of May, 2002.

MINES TRUST CO.

Per: C. C. Hawley

Charles C. Hawley, President

AMENDMENT NO. 1 TO LETTER AGREEMENT

THIS AGREEMENT dated for reference the 24th day of August 2004.

BETWEEN:

PIPER CAPITAL INC.

("Piper")

AND:

MINES TRUST CO.

("Mines Trust")

WHEREAS:

A. The parties entered into a letter agreement dated May 31, 2002 relating to the acquisition of an interest in the *Golden Zone Property* by *Piper* (the "Letter Agreement"); and

B. The parties wish to amend the Letter Agreement as described herein.

NOW THEREFORE in consideration of the sum of USD$1.00 paid by each of the parties hereto to the other and the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

1. <u>Amendments</u>

1.1 Section 1 of the Letter Agreement is amended by replacing "51 percent interest" with "58.12 percent interest".

1.2 Section 2 of the Letter Agreement is amended by replacing "twenty-four percent (24%) interest" with "sixteen point eighty-eight percent (16.88%) interest".

1.3 Subsection 3(a) of the Letter Agreement is amended by replacing "nine percent (9%)" with "one point eighty-eight percent (1.88%)" and by replacing "USD$250,000" with "USD$160,000".

1.4 Subsection 3(b) of the Letter Agreement is amended by replacing "an additional 9%" with "an additional 1.88%" ~~and by replacing "USD$250,000" with "USD$100,000"~~. BD CCK

1.5 Section 4 of the Letter Agreement is amended by replacing "USD$250,000" with "USD$100,000".

1.6 Section 17 of the Letter Agreement is amended by replacing "June 30th, 2002" with "December 31st, 2004".

1.7 The second last paragraph of the Letter Agreement is amended by replacing "September 30th, 2002" with "December 31st, 2004".

2. <u>Acknowledgement</u>

2.1 Piper and Mines Trust acknowledge and agree that, as at August 24, 2004, Piper has fulfilled its obligations under subsection 2(c) of the Letter Agreement.

[illegible]

3. **General Matters**

3.1 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

3.2 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

PIPER CAPITAL INC.	**MINES TRUST COMPANY**
per:	per:
Authorized Signatory	Authorized Signatory

3. **General Matters**

3.1 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

3.2 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

PIPER CAPITAL INC.	MINES TRUST COMPANY
per:	per:
______________________	E. G. Hardage
Authorized Signatory	Authorized Signatory

SCHEDULE "C"

SCHEDULE "C"

PHASE 1, 2005 EXPLORATION PROGRAM, GOLDEN ZONE PROPERTY

8000 FEET OF DRILLING, POSSIBLY ALL CORE, OR 5000 FEET OF CORE AND 3000 FEET OF RC; 3000 FEET OF DOZER-EXCAVATOR TRENCH

GOLDEN ZONE AREA: STEP OUT HOLES ON LINES 6100E, 5700E, 4250E AND 3850 E, TARGETS: Shear Zones, Mineralized Dikes, Carbonate Replacement deposits, and buried igneous ridges.
BRECCIA PIPE HOLES ON LINES 4600E AND 4750E: TARGETS: Footwall of breccia pipe (4600E) and mineralized walls of pipe on 4750E.

LONG CREEK AREA: TARGETS: Carbonate Replacement Deposits and Porphyry type mineralization

SCHEDULE: Mobilize May 1 all drilling and trenching to be completed July 31.

GENERALIZED BUDGET

1. Mob-demob	$19,000
2. Direct and indirect fees paid to driller	188,000
3. Drill fuel	22,000
4. Assay, sample prep, core storage	68,000
5. Personal: Geologic (4); operator-mechanic, general labor (2), camp (2)	100,000
*6. Food & Lodging; 13 men at $20/day, 75 days	19,500
7. Generator, HE, and camp fuel	15,000
8. Heavy equipment, 4 & 6-wheelers	40,000

Total Cost $471,500 or $58.94/foot all in; with 10% contingency (total $518,650) or $64.83/foot all in. If all drilling was core, the direct and indirect amount paid to drillers would be about $224,000 instead of 188,000; the higher per foot costs would, however, be partly offset by lower fuel cost, and the program would fall within the contingent budget.

All dollars are USD.

***6. Includes 4 drillers.**

SCHEDULE "D"


63°00'
62°00'
153°00'
150°00'
CANTWELL
NATIONAL PARK
YENTNA PLACER DISTRICT
TALKEETNA
LIST CONT.
8. KICHATNA
9. TURNER
10. MT. ESTELLE
11. JIMMY LAKE
12. UNNAMED
TYONEK
LIME HILLS
INDEX MAP OF 1:250,000 QUADS
10 0 50 MILES
1:2,000,000

EXHIBIT GEOLOGIC AREA OF MUTUAL INTEREST : CHULITNA-YENTNA BELT